1.     The following Financial Statements are filed as part of this Prospectus.
                                                                      Page No.
                SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

Consolidated Balance Sheets - June 30, 1995 (Unaudited)                 F3

Consolidated Statements of Operations (Unaudited)
  - Six Months Ended June 30, 1995 and 1994		                         F4-5

Statement of Cash Flows - Six Months Ended June 30, 1995 and 1994     F6-7

Notes to Consolidated Financial Statements (Unaudited)               F8-10

Report of Independent Certified Public Accountants                     F11

Consolidated Balance Sheet as of December 31, 1994                  F12-13

Consolidated Statements of Operations for the Years
Ended December 31, 1994 and 1993                                       F14

Consolidated Statement of Stockholders' Equity for
the Years Ended December 31, 1994 and 1993                          F15-16

Consolidated Statements of Cash Flows for the Years
Ended December 31, 1994 and 1993                                    F17-19

Notes to Consolidated Financial Statements                          F20-47

                             SEAHAWK I, LTD.

Report of Independent Certified Public Accountants                     F48

Balance Sheet as of December 31, 1994                                  F49

Statements of Operations for the Years Ended
December 31, 1994 and 1993                                             F50

Statement of Partners' Capital for the Years Ended
December 31, 1994 and 1993                                             F51

Statements of Cash Flows for the Years Ended
December 31, 1994 and 1993                                             F52

Notes to the Financial Statements                                   F53-61

                            SEAHAWK I, LTD.
                   (A DEVELOPMENT STAGE ENTERPRISE)

Reports of Independent Certified Public Accountants                 F62-63

Balance Sheet as of December 31, 1994                                  F64

Statements of Operations for the Years Ended
December 31, 1994 and 1993 and from May 16,
1989 (Inception) to December 31, 1994                                  F65

Statements of Partners' Capital for the Period of
May 16, 1989 (Inception) to December 31, 1994                          F66

Statements of Cash Flows for the Years Ended
December 31, 1994 and 1993 and from May 16,
1989 (Inception) to December 31, 1994                                  F67

Notes to Financial Statements                                       F68-74

                         EAGLE PARTNERS, LTD.
                  (A DEVELOPMENT STAGE ENTERPRISE)

Reports of Independent Certified Public Accountants                    F75

Balance Sheet as of December 31, 1994                                  F76

Statements of Operations for the Years Ended
December 31, 1994 and 1993 and from November 12,
1991 (Inception) to December 31, 1994                                  F77

Statements of Partners' Capital for the period
November 12, 1991 (Inception) to December 31, 1994                     F78

Statements of Cash Flows for the Years Ended
December 31, 1994 and 1993 and from November 12,
1991 (Inception) to December 31, 1994                                  F79

Notes to Financial Statements                                       F80-85

            SEAHAWK DEEP OCEAN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

ASSETS
                                              										 (Unaudited)
                                             								 		June 30, 1995
CURRENT ASSETS
 Cash and cash equivalents				                           $   16,252
 Marketable securitie		                                      16,309
 Accounts receivable
   Trade							                                             113,870
   Other							                                               4,000
 Merchandise inventory					                                   8,016
 Prepaid expenses						                                         138

  Total current assets				                                  158,585

PROPERTY AND EQUIPMENT
	Net of accumulated depreciation
 of $1,158,796							                                     1,989,122

OTHER ASSETS
 Artifacts								                                          307,259
 Accounts and Notes Receivable - affiliates
   less losses in excess of investment in
   affiliates of $1,689,362				                             407,697
 Deposits								                                            10,188

  Total other assets					                                   725,144

TOTAL ASSETS								                                     $2,872,851

CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY
                                              										 (Unaudited)
                                             								 		June 30, 1995
CURRENT LIABILITIES
	Accounts payable                                  				 $    419,779
	Accrued expenses
		Salaries							                                            157,669
		Interest due related parties		  	                           68,867
		Interest due to others		                                    92,453
		Other							                                                17,832
	Preferred ships' mortgage				                               200,000
	Due to related parties					                                 415,884
	Notes payable - others					                                 287,022

Total current liabilities					                             1,659,506

LONG TERM LIABILITIES
	Preferred ships' mortgage				                               825,000

TOTAL LIABILITIES							                                   2,484,507

STOCKHOLDERS' EQUITY
	Preferred stock - no par value; 60,000,000
	  shares authorized; 200,000 shares issued
	  and outstanding							                                     50,000
	Common Stock - no par value; 30,000,000
	  shares authorized; 20,235,377 shares
	  issued and outstanding				                           	 11,766,974
	Paid in capital - stock options			                          	 5,191
	Accumulated (deficit)				                              	(11,433,820)

		Total Stockholders' Equity			                              388,345

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY		             $   2,872,851

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

                                  								Six Months Ended June 30,
                                    								  1995       1994
REVENUES
	Income from Affiliates			                $     7,410	  $    38,228
	Income from Others				                       231,857	        2,500

Total Revenues			                             239,267	       40,728

OPERATING EXPENSES
	Vessel Operations				                         91,687   	   121,016
	Vessel Operations - Affiliates                36,000	       36,000
	Conservation					                             17,006	       17,396
	Depreciation					                            105,765	      185,757
	Rent							                                   41,535        41,035

Total Operating Expenses				                  291,994   	   401,204

GENERAL AND ADMINISTRATIVE EXPENSES	          241,254	      246,183

Total Expenses		                              533,247	      647,387

(LOSS) FROM OPERATIONS			                    (293,981)	    (606,659)

OTHER INCOME (EXPENSE)
	Interest income - affiliate	                		14,877	            -
	Interest income - others				                       -		         	 -
	Interest expense				                        (118,677)	     (67,669)
	Other income					                               	  -	       		 110
	Gain on sale of marketable securities	        15,025          		 -
	Loss on disposal of equipment		                 	  -	         		 -
	Loss on investment in less than 50%
	  owned entities				                         (18,069) 	    (38,371)

Total other income (expense)		           	   (106,844)     (105,930)

NET (LOSS)	                           				   (400,825)     (712,589)

NET (LOSS) PER SHARE	                   		$     (0.02)	   $   (0.05)

Weighted average number of common
 shares and common shares
 equivalents outstanding               		  20,185,191  	 14,852,105

SEAHAWK DEEP OCEAN TECHNOLOGY, INC. AND SUBSIDIARIES

STATEMENT OF CASH FLOWS

                                           								Sources and (use) of Cash
                                           								Six Months Ended June 30,
                                            								  	1995	    	  1994
Cash Flows from Operating Activities
Net (Loss)						                                   $  (400,825)  $  (712,589)

Adjustments to reconcile net loss to
net cash used by operating activities:
	Depreciation		                                 			    105,765       185,127
	Provision for bad debt				                                690	            -
	Loss on disposal of equipment			                           	-	        	   -
	Profit on sale of marketable
 	  securities					                                    (15,025)       		   -
	Proceeds from the sale of
	  marketable securities		                        	    132,152		           -
	Loss on investment in less than
	  50% owned entities			                               	18,339	       38,371
	Services acquired through issuance
	  of common stock	                                 				     -	       41,486
	Decrease (increase) in trade
	  accounts receivable			                              	13,361		           -
	Decrease (increase) in trade
	  accounts receivable - affiliates                   		(8,910)   	  (32,528)
	Decrease (increase) in other
	  receivables					                                    	 1,630	       38,031
	Decrease (increase) in other
	  receivables - affiliates	                          		(4,877)	       	   -
	Decrease (increase) in inventory                     		 3,261         	   9
	Decrease (increase) in prepaid
	  expense							                                       16,617	      (52,370)
	Decrease (increase) in deposits                      		   (18)   	    3,101
	(Decrease) increase in accounts
	  payable						                                      	(25,817)   	   57,370
	(Decrease) increase in accrued
	  expenses						                                      173,234    	  129,641

		Total Adjustments                                 			410,402       408,336

	Net Cash generated (used) by
	  operating activities				                              9,577 	    (304,253)

Cash Flows from Investing Activities
	Purchase of equipment			                             	(12,500)	     (12,802)
	Purchase of artifacts				                                 	 -		           -
	Increase in other investments				                           -		           -
	Issuance of notes receivable
	  from affiliates						                                     -		           -
	Proceeds from disposal of equipment	                      	 -	      650,000
	Payments received on notes receivable		                     -         	   -
	Decrease in investment in affiliate		                       -		           -

	Net Cash provided (used) by investing
	  activities	                                      			(12,500)      637,198
Cash Flows from Financing Activities
	Proceeds from issuance of common stock                   		 -	        	   -
	Proceeds from issuance of warrants		                      	 -	        	   -
	Advances from related parties			                          	 -	        	   -
	Issuance of notes payable - other		                       	 -	      204,500
	Issuance of notes payable - related	                   15,000             -
	Repayment of notes			                                   			 -	            -
 Repayment of notes - related			                           	 -	      (17,500)
	Payments on capital lease payable		                       	 -	     (500,000)

	Net Cash provided (used) by
	  financing activities		                            		 15,000    	 (313,000)

NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENT						                                 12,077        19,945

CASH AND CASH EQUIVALENT BEGINNING
  OF QUARTER							                                      4,175	        2,705

CASH AND CASH EQUIVALENT END OF QUARTER		             $ 16,252    	 $ 22,650

SEAHAWK DEEP OCEAN TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES ON CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 1995 (Unaudited)

NOTE 1  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Seahawk Deep Ocean Technology, Inc. and subsidiaries (Company) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form 10-QSB and, therefore, do not include all information and footnotes normally included in financial statements prepared in accordance with generally accepted accounting principles. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company's Form 10-KSB for the year ended December 31, 1994.

In the opinion of management, these financial statements reflect all adjustments (including normal recurring adjustments) necessary for a fair presentation of the financial position as of June 30, 1995, results of operations and cash flows for the interim periods presented. Operating results for the six months ended June 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995.

NOTE 2  AFFILIATES FINANCIAL INFORMATION

The Company is the General Partner and a less than 50% interest owner in Seahawk I, Ltd., Seahawk II, Ltd. and Eagle Partners, Ltd., all Florida limited partnerships. These partnerships are accounted for on the equity method. Summarized financial statement information is shown on page 10.

NOTE 3  MARKETABLE SECURITIES

At June 30, 1995, marketable securities consist of 6,867 shares of common stock of Valley Forge Scientific, Inc., a stock traded in the over-the-counter market and included in the NASDAQ Systems - Small Cap issues under the symbol VLFS. These shares had an original cost of $20,600 and a fair market value of $29,185 at June 30, 1995.

NOTE 4  INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes". Prior to January 1, 1993, there was no deferred taxation liability due to net operating loss carry forwards of approximately $6,000,000. Therefore there is no cumulative effect on the Financial Statements of adopting Statement 109.

NOTE 5 COMMERCIAL UNION PREFERRED SHIP MORTGAGE

On February 9, 1994 and as amended on April 1, 1994, the Company and Commercial Union Capital Limited entered into a joint stipulation agreement to delay sale of the Seahawk Retriever. The settlement provided for the Company to pay Commercial Union $500,000 in cash and sign a $1,000,000 note payable one year from closing secured by a first preferred ship mortgage on the Seahawk Retriever, her engines, tackle, equipment and apparel. The note was non-interest bearing through its due date, April 15, 1995. In March 1995, Commercial Union agreed to extend the expiration date of the note to June 1, 1995, pursuant to a March 7, 1995 Agreement wherein International Diving and Consulting Services, Inc., which is operating the Seahawk Retriever under a charter agreement, was granted the option to purchase the vessel for the sum of $1,450,000 payable in cash on or before June 1, 1995. International Diving did not exercise this option and have continued the five year charter under its original terms. The Company and Commercial Union have since reached an agreement that the mortgage will be for two years until June 2, 1997. Under the terms of the agreement, the new principal balance will be $1,025,000, and will be paid in eight quarterly installments, with interest charged at 5% per annum over the Citybank New York prime rate in effect on June 2, 1995, and adjusted thereafter biannually on the first day of December and June each year. The first seven quarterly installments will comprise the interest accrued and due on the date of the installment plus $50,000 of the principal. The eighth and final installment will comprise all the remaining amount due under the note. The current portion of the principal under this note is $200,000 at June 30, 1995.

NOTE 6  CONTINGENCIES

During February, 1994 the Company agreed with Carl Anderson, a principal shareholder, to convert two notes ("the Notes"), one for $44,448 and the other for $80,936 which, together with accrued interest thereon, totaled $141,804, into 567,212 shares of Common Stock in the Company. The Notes were in the name of Gregory P. Stemm, a former officer and director of the Company who had sold them to Anderson. On April 27, 1995, Stemm filed a lawsuit against the Company alleging that (a) the Company must pay him the principal and interest due on the Notes plus attorneys' fees and such other relief as the Court sees just and proper, and (b) Stemm is entitled to immediate possession of the Notes, and (c) the Company and Anderson conspired to deprive Stemm of his right to the Notes and as a result Stemm is entitled to damages due to this action.

The Company is defending this action on the basis that it was verbally informed by both Anderson and Stemm that the Notes had been transferred to Anderson and that the Company relied on their representations and converted the Notes in good faith. The Company is confident it will prevail and this action is not expected to have a material adverse effect on the consolidated financial statements. In the event that Stemm is successful in his action against the Company it is management's intention to seek compensation from Anderson; therefore, there is unlikely to be a net cost to the Company as a result of these transactions, except for the cost of defending the action.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.AND SUBSIDIARIES

BALANCE  SHEETS - AFFILIATES

                             Six Months Ended June 30, 1995

                          Seahawk I,    Seahawk II,   Eagle Part-
                             Ltd.          Ltd.        ners, Ltd.
Current Assets
  Cash                    $      970    $       52    $        0
  Accounts receivable            421             -             -
  Inventory - other            1,805             -             -

    Total Current Assets       3,196            52             0

Other Assets
  Artifact inventory          84,567             -             -

     Total Assets            787,763            52             0

Current Liabilities
  Accounts payable - trade     4,087         2,217         3,525
Accounts payable -
  general partner            759,494        14,928     1,018,129
Accrued liabilities           26,466                           -
Notes payable -
  general partner            300,000
Notes payable -
  limited partners            32,886             -             -

    Total Current
    Liabilities            1,122,933        17,025     1,021,654

Partners' Capital
  Capital contributed      2,511,041     1,371,251       150,100
  Accumulated loss        (2,846,211)   (1,388,344)   (1,171,754)

    Net Capital             (335,170)      (17,093)   (1,021,654)

      Total Liabilities
      and Capital         $  787,763    $       52    $        0

STATEMENTS OF OPERATION - AFFILIATES

                             Six Months Ended June 30, 1995

                          Seahawk I,    Seahawk II,   Eagle Part-
                             Ltd.          Ltd.        ners, Ltd.
Revenues                  $      141    $        0    $        0

Expenses
  Operating expenses             100             0             0
  General and Admin-
    istrative                  8,600         1,890           590

      Total Expenses           8,700         1,890           590

Other Income (Expenses)      (18,054)            0             0

      Net (Loss)           $ (26,613)    $  (1,890)    $    (590)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Seahawk Deep Ocean Technology, Inc.
Tampa, Florida

We have audited the accompanying consolidated balance sheet of Seahawk Deep Ocean Technology, Inc. as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's managment. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seahawk Deep Ocean Technology, Inc. as of December 31, 1994 and the results of its operations, changes in stockholders' equity and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,451,232 for 1994 and has incurred substantial net losses for each of the past several years
resulting in an accumulated deficit of $11,032,995.   At December 31, 1994,
the Company has negative working capital as indicated by current liabilities exceeding current assets by $2,114,888. These factors, in addition to other factors as discussed in Note 15, raise substantial doubt about its ability continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in operation.

/S/  Guinta, Ferlita & Walsh, P.A.
Giunta, Ferlita & Walsh, P.A.
Tampa, Florida
May 12, 1995

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1994

ASSETS
CURRENT ASSETS (in dollars)
Cash and cash equivalents                                                4,175
Marketable securities                                                  135,297
Accounts receivable
 Trade                                                                 127,231
 Other                                                                  15,630
Merchandise inventory                                                    8,016
Prepaid expenses                                                        16,754

Total current assets                                                   307,103

PROPERTY AND EQUIPMENT,
Net of accumulated depreciation of $1,053,031                        2,082,387

OTHER ASSETS

Artifacts                                                              310,520
Accounts and notes receivable - affiliate,
  less losses in excess of investment
  in affiliates of $1,671,292                                          402,670
Deposits                                                                10,170

                                                                       723,360

TOTAL ASSETS                                                         3,112,850

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1994

CURRENT LIABILITIES (in dollars)
Accounts payable                                                       450,204
Accrued expenses
      Salaries                                                          69,282
      Interest due related parties                                      48,851
      Interest due others                                               76,120
      Other                                                              7,988

Capital lease obligation                                               970,590
Due to related parties                                                 504,456
Notes payable - others                                                 294,500

      Total current liabilities                                      2,421,991

STOCKHOLDERS' EQUITY

Preferred stock - no par value, 60,000,000 shares authorized,
  200,000 shares issued and outstanding                                 50,000
Common stock    - no par value, 30,000,000 shares authorized,
  19,598,115 shares issued and outstanding                          11,668,663
Paid in capital-stock options                                            5,191
Accumulated (deficit)                                              (11,032,995)

                                                                       690,859

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           3,112,850

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                        1994             1993
REVENUES                                          -----------      -----------
      Rental income - affiliates                  $    50,285      $   430,545
      Rental income - others                          131,942            6,086

            Total revenues                            182,227          436,631

OPERATING EXPENSES
      Vessel - operations                             319,346          225,402
      Vessel operations - affiliate                    72,000           54,000
      Conservation                                     38,149           33,000
      Depreciation                                    324,515          426,087
      Rent                                             82,570           73,485
            Total operating expenses                  836,580          811,974

GENERAL & ADMINISTRATIVE EXPENSES                     516,241          730,835
            Total expenses                          1,352,821        1,542,809

(LOSS) FROM  OPERATIONS                            (1,170,594)      (1,106,178)

OTHER INCOME  (EXPENSE)
      Interest income - affiliate                       2,548            3,645
      Interest income - others                          1,589              -
      Interest expense                             (  189,999)      (  129,207)
      Other income                                     11,168            9,166
      Loss on sale of and unrealized
       loss provision on
       marketable securities                       (   38,028)             -
      Loss on disposal of equipment                (    7,153)      (    2,640)
      Provision for write down
        on ROV                                            -         (  592,771)
      Benefit on capital
       lease obligation                                   -            335,406
      Loss on investment in less
       than 50 % owned entities                    (   60,763)      (  394,283)
            Total other income (expense)           (  280,638)      (  770,684)

NET  (LOSS)                                        (1,451,232)      (1,876,862)

NET (LOSS) PER  SHARE                             $(     0.09)     $(     0.17)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES AND COMMON SHARES
EQUIVALENTS OUTSTANDING                            16,484,605       10,765,840

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                                    Paid-in
                      Preferred  Preferred   Common       Common    Capital
                      Stock      Stock       Stock        Stock     Stock    Accumulated
                      Shares     Amount      Shares       Amount    Option   Deficit
Balance,
 December 31, 1992        -          -     8,864,164  $ 8,634,502         -   $(7,704,901)
Common stock issued
 for cash                 -          -       800,000      400,000         -             -
Debt to equity
 conversion               -          -     2,467,545      855,331         -             -
Employee common stock
 option exercized         -          -        16,500        3,300         -             -
Common stock warrants
 exercized                -          -       727,274      100,000         -             -
Common Stock issued
 to officers for
 services                 -          -       103,092       48,324         -             -
Net (loss)                -          -             -            -         -    (1,876,862)

Balance,
 December 31, 1993        -          -    12,978,575  $10,041,457         -    (9,581,763)
Common stock issued
 for cash                 -          -     1,195,001      310,820         -             -
Common stock issued
 in exchange for
 marketable securities    -          -       800,000      200,000         -             -
Common stock issued
 for services             -          -       151,713       36,502         -             -
Debt to equity
  conversion        200,000     50,000     4,325,951    1,034,884         -             -
Common stock issued
 for subscription
 agreement                -          -        46,875       15,000         -             -
Common stock issued
 for purchase of
 equipment                -          -       100,000       30,000         -             -
25,958 below market
 options issued
 to directors for fees    -          -             -            -    $5,191             -
Net (loss)                -          -             -            -         -    (1,451,232)

Balance,
 December 31, 1994  200,000    $50,000    19,598,115  $11,668,663    $5,191   $(11,032,995)

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                        1994             1993
CASH FLOWS FROM OPERATING ACTIVITIES              -----------      -----------
Net (loss)                                        $(1,451,232)     $(1,876,862)

Adjustments to reconcile net loss to
net cash used by operating activities:

Depreciation                                          324,515          426,087
Provision for bad debt                                  5,764              -
Loss on disposal of equipment                           7,153            2,640
Loss on marketable securities                          38,028              -
Proceeds from sale of marketable securities            26,179              -
Benefit (provision) on capital
  lease obligation                                        -          ( 335,406)
Provision for write-down of ROV                           -            592,771
Loss on investment in less than
  50% owned entities                                   60,763          394,283
Services acquired through the
  issuance of common stock                             25,478           48,326
Decrease (increase) in trade
  accounts receivable                               ( 127,231)             -
Decrease (increase) in trade
  accounts receivable affiliates                    (  47,413)         197,980
Decrease (increase) in other receivables               48,748         ( 46,937)
Decrease (increase) in inventory                          742            3,230
Decrease (increase) in prepaid expenses               (13,029)        (  1,337)
Decrease (increase) in deposits                         5,101         (  2,772)
Increase in accounts payable                          (32,899)          56,067
(Decrease) increase in accrued expenses               393,783        ( 204,861)

  Total adjustments                                   715,682        1,130,071

  Net cash (used) by operating activities           ( 735,550)      (  746,791)

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                        1994             1993
CASH FLOWS FROM INVESTING ACTIVITIES              -----------      -----------
Purchase of equipment                              $(  12,802)     $(   18,175)
Purchase of artifacts                                     -         (    5,247)
Proceeds from disposal of equipment                   675,002           14,300

Net cash provided (used) by
  investing activities                                662,200       (    9,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                310,820          403,297
Advances from related parties                             -             60,410
Issuances of notes payable - other                    303,000          327,500
Issuances of notes payable - related                    7,000              -
Repayments of notes payable                          ( 46,000)             -
Payment of capital lease payable                     (500,000)             -
Repayments to related parties                             -         (   42,046)

Net cash provided by financing activities              74,820          749,161

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                                  1,470       (    6,752)

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR           2,705            9,457

CASH AND CASH EQUIVALENT AT END OF YEAR           $     4,175     $      2,705

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
SUMMARY OF SIGNIFICANT NON-CASH TRANSACTIONS

During 1993 several debt holders, through the exercise of warrants and options, converted their debt to common stock. A summary of the debt converted is as follows:

                                                    Amount         Shares
                                                  -----------    -----------
Accounts payable                                   $ 37,186           74,372
Accrued interest                                    138,943          489,307
Notes payable-related                                62,500          125,000
Notes payable-other                                 250,000          961,236
Debentures                                          330,000          660,000

                                                   $818,629        2,309,915

During 1993 the Company issued 103,092 shares of common stock as payment of $48,325 of compensation to one officer and one consultant.

During 1993, the Company issued 40,000 shares of common stock to an unrelated party in exchange for his rights to receive a nondilutible 5% interest in a limited partnership which the Company intended to form.

During 1994 several debt holders, through the exercise of warrants and options, converted their debt to stock. A summary of the debt converted to stock is as follows:

                                     Common                  Preferred
                              Amount       Shares        Amount      Shares
                           -----------   ----------     --------    -------
Accounts payable            $   25,477       78,074            -         -
Accounts payable-related        59,347      395,943
Accrued interest                77,064      314,208
Notes payable-related          139,498      619,407
Notes payable-other            740,000    2,950,032      $50,000    200,000
Debentures                      30,000      120,000

                            $1,071,386    4,477,664      $50,000    200,000

During 1994 the Company issued 46,875 shares of common stock for a $15,000 receivable.

During 1994 the Company issued 800,000 shares of common stock in exchange for 66,667 shares of Valley Forge Scientific, Inc. common stock in an exchange valued at $200,000.

During 1994 the company issued 100,000 shares of common stock valued at $30,000 for a 34 foot workboat.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION  AND BUSINESS

Organization

Seahawk Deep Ocean Technology, Inc. (the "Company") was organized as a Colorado corporation on September 17, 1986 for the purpose of acquiring a business opportunity. On October 14, 1988 the Company completed its initial public offering of 1,200,000 shares of common stock at an offering price of $.50 per share. On March 13, 1989, the Company issued 2,000,000 shares of its no par value common stock to the holders of 100% of the outstanding common stock of R/V Seahawk, Inc. (a Florida corporation organized on May 23, 1988) in an exchange transaction in which R/V Seahawk, Inc. became a wholly owned subsidiary of the Company. On March 2, 1992, R/V Seahawk Inc. was merged into the Company. On September 12, 1989 the Company organized Seahawk Museum Development, Inc. and acquired 100% interest with the purchase of 625,000 shares of its no par common stock.

Nature of Business

Since its inception and until the acquisition of its subsidiary, R/V Seahawk, Inc., the Company had not received significant revenues and had been devoting its efforts to raising capital, hiring personnel, establishing its accounting system, investigating business opportunities and issuing common stock for cash. Accordingly, the Company was considered to be in the development stage.

The Company is an oceanographic service company which is involved in deep water search, survey and recovery operations. The Company serves as the general partner for three limited partnerships which were formed for the purpose of raising money to search for and locate shipwrecks. The Company currently leases or owns and operates a variety of subocean equipment including a 200 foot supply vessel, an 83 foot research vessel, ROV's (Remote Operated Vehicles), and other specialized search and recovery equipment which enables it to locate, photograph and retrieve items lost on the seabed in deep water.

Principles of Consolidation

The consolidated financial statements include the accounts of Seahawk Deep Ocean Technology, Inc. and its wholly-owned subsidiary, Seahawk Museum Development, Inc. All significant intercompany accounts and transactions have been eliminated.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity and have prepared them in accordance with the Company's customary accounting practices.

Basis of Presentation

The accompanying financial statements were prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.

Revenue Recognition

The Company derives its revenue primarily from rental of search and recovery vessels, deep ocean survey and search equipment, remote operating vehicles, and other electronic equipment to Seahawk I, Ltd., Seahawk II, Ltd., Eagle Partners, Ltd. and other related and unrelated parties, as well as from its distributive share of limited partnerships' net income.

Marketable Securities - Trading Account

Securities held as trading assets are stated at market value. Market adjustments, gains or losses on the sales of trading securities are included in other income (expense).

Accounts Receivable and Credit Concentration

Trade accounts receivable are charter payments due from International Diving. Although International Diving has filed for protection under Chapter 11 of the Federal Bankruptcy Act management considers the account fully collectible and no provision for uncollectible accounts has been made. (See Note 17).

Accounts and Notes Receivable - Affiliate and Credit Concentration

The Company uses the allowance method to account for uncollectible affiliate accounts. The Company has provided an allowance for uncollectible accounts since management considers the losses in excess of its investments in affiliates as a provision for uncollectible accounts. (See Note 4).

Artifacts

Artifacts are stated at the lower of cost or market value and consist primarily of colonial age artifacts purchased from related and unrelated entities.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation

Property and equipment is stated at historical cost. Depreciation is provided using the straight-line method for financial reporting purposes at rates based on the assets' estimated useful lives. The major components of assets and their estimated useful lives are as follows:

                                                  December 31,
                                                      1994            Years
      Vessel "Seahawk Retriever"                  -----------      -----------
      (See note 15)                                $1,500,000           35
      Equipment                                     1,635,418         5 - 10

                                                    3,135,418

     Accumulated depreciation                      (1,053,031)

                                                   $2,082,387

For income tax purposes, depreciation is computed using accelerated methods over statutory periods.

Investment in Affiliates

The Company's investment in Seahawk I, Ltd., Seahawk II, Ltd. and Eagle Partners, Ltd (less than 50% owned entities) is recorded on the equity method. Under this method, the basis of such investments, including loans, advances, and receivables are increased or decreased by the Company's distributive share of the partnerships' income or loss. The partnerships were formed for the purpose of funding the search for deep water shipwrecks in predesignated areas.

Loss Per Share

Net loss per share is computed using the weighted average number of common shares outstanding during the period. Common stock warrants and options are not considered into the computation because they are antidilutive in the aggregate.

Statement of Cash Flows

Short-term investments which have an original maturity of ninety days or less are considered cash equivalents.

Cash payments of interest for the years ended December 31, 1994 and 1993 amounted to $ 38,068 and $10,011 respectively.

Income Taxes

The Company provides for deferred income taxes resulting from the timing differences in reporting income and expenses for financial statement purposes compared to the method of reporting for income tax purposes. No deferred income taxes are reflected in the accompanying financial statements due to the Company's losses from operations.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - MARKETABLE SECURITIES

At December 31, 1994, marketable securities consist of 56,967 shares of common stock of Valley Forge Scientific Inc., a stock traded in the over-the-counter market and included in the NASDAQ Systems - Small Cap issues under the symbol
VLFS.   These shares had an original cost of $170,900 and a fair market value at December 31, 1994 of $135,297. The unrealized loss of $35,603 is included in other expense in the statement of operations.

NOTE 4 - ACCOUNTS AND NOTES RECEIVABLE FROM AND INVESTMENTS IN AFFILIATES

The Company is a general partner and a less than 50% interest owner in Eagle Partners, Ltd., Seahawk I, Ltd. and Seahawk II, Ltd (Florida limited partnerships). The partnerships are accounted for on the equity method. The report of independent certified public accountants on the 1994 financial statements of Seahawk I, Ltd., Seahawk II, Ltd., and Eagle Partners, Ltd. each includes an explanatory paragraph raising substantial doubt about the partnership's ability to continue as a going concern. Pursuant to the partnership agreements, net losses of the Partnerships will be allocated as follows:

      For Seahawk I, Ltd., 15% to the Class A Limited Partners, 10% for the Class B Limited Partners, 25% of the Class C Limited Partners and 50% to the General Partner. At such time as the capital account balance of any limited partner (taking into consideration all units owned by a partner including Class A, B and C) reaches zero, any further loss allocation shall be made to the general partner.

      For Seahawk II, Ltd. and Eagle Partners, Ltd. 99% to the Limited Partners and 1% to the General Partner until the Limited Partners' capital accounts have been reduced to zero.

Net income is first allocated to the Limited Partners based on their proportionate ownership interests to the extent of the net loss previously allocated to them. Net income is then allocated to the General Partner to the extent of the net loss previously allocated to it. Thereafter, net income will be allocated as follows: For Seahawk I, Ltd., the remaining net income is allocated 50% to the Limited Partners and 50% to the General Partner; for Seahawk II, Ltd., the remaining net income is allocated 1% per unit of the limited partnership interest (not to exceed 50%), and the balance to the General Partner; for Eagle Partners, Ltd., the remaining net income is allocated on a per unit basis with each $50,000 unit receiving 5% of the first $1 million of income allocated, 4% of the second $1 million of income allocated, 3% of the third $1 million of income allocated, 2% of the fourth
$1 million of income allocated and 1% of income over $4 million allocated.
The Company, as the general partner, will receive the balance of any net income to be allocated.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACCOUNTS AND NOTES RECEIVABLE FROM AND INVESTMENTS IN AFFILIATES (continued)

The Company's total distributive share of Seahawk I, Ltd., Seahawk II, Ltd. and Eagle Partners, Ltd. for 1994 and 1993 was $60,763 and $394,283, respectively. In accordance with the use of the equity method of accounting for its investment in partnerships, the Company has reduced its investment in those partnerships by its allocated portion of the partnership's losses.

The accounts and notes receivable from affiliates, less losses in excess of investment in affiliates at December 31, 1994 is detailed as follows:

                                                     EAGLE
                        SEAHAWK I    SEAHAWK II     PARTNERS
                           LTD.         LTD.          LTD.           TOTAL
                       ----------    ----------    ----------     ----------
Note receivable        $  300,000       $     -    $         -    $  300,000
Accounts receivable       751,514         8,473      1,017,890     1,777,877

Deferred interest
 income                  (  3,915)            -              -    (    3,915)

Less losses in excess
 of investment in
 affiliates              (635,028)      (15,200)    (1,021,064)   (1,671,292)

                       $  412,571       $(6,727)   $(    3,174)   $  402,670

The accounts receivable are unsecured but the Note Receivable is due in November 1995 and is secured by 4,000 pearls owned by Seahawk I, Ltd which are stated in that Company's artifact inventory at $36,000. (See Note 11)

The Company has recorded losses in excess of its investments due to managements' commitment to provide additional financial support. In 1994, the Company recorded its share of losses from affiliates primarily as a result of invoices billed to the affiliate for services provided. Therefore, the Company considers the negative investment account as a provision for uncollectible accounts.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT IN AFFILIATES (Continued)

Summarized financial statement information is shown below:

SEAHAWK I, LTD.
BALANCE SHEET
DECEMBER 31, 1994

ASSETS (in dollars)

CURRENT ASSETS                                                          10,237
OTHER ASSETS - ARTIFACTS                                               785,027

                                                                       795,264

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES                                                $ 1,103,821
PARTNERS' CAPITAL
  Capital contributions                                              2,511,040
  Accumulated deficit                                               (2,819,597)

TOTAL PARTNERS' CAPITAL (Deficit)                                     (308,557)

TOTAL LIABILITIES AND PARTNERS' CAPITAL                             $  795,264

SEAHAWK I, LTD.
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                     1994             1993
                                                  ----------       ----------
REVENUES                                           $   7,978        $  23,791
COST OF REVENUES                                       4,330            6,708

GROSS PROFIT                                           3,648           17,083

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES        38,113           81,476

INCOME (LOSS) FROM OPERATIONS                        (34,465)         (64,393)

OTHER INCOME (EXPENSES)                              (49,439)         ( 8,279)

NET INCOME (LOSS)                                  $ (83,904)       $ (72,672)

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVESTMENTS IN AFFILIATES (Continued)

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
DECEMBER 31, 1994

ASSETS (in dollars)
CURRENT ASSETS                                                     $       52

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES                                                $   15,254

PARTNERS' CAPITAL
  Capital contributions                                             1,371,250
  Deficit accumulated during development stage                     (1,386,452)

NET PARTNERS' CAPITAL                                              $   15,202)

TOTAL LIABILITIES AND PARTNERS' CAPITAL                            $       52

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993 AND
FROM MAY 16, 1989 (Inception) TO DECEMBER 31, 1994

                                                              May 16, 1989
                                                             (Inception) to
                                   1994           1993      December 31, 1994
                                 ---------      ---------   -----------------
REVENUES                         $      -       $      -       $        -

OPERATING, GENERAL AND
  ADMINISTRATIVE EXPENSES           6,734          4,172         1,398,040

(LOSS) FROM  OPERATIONS            (6,734)        (4,172)       (1,398,040)

OTHER INCOME                            -              -            11,588

NET (LOSS)                        $(6,734)       $(4,172)      $(1,386,452)

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT IN AFFILIATES (Continued)

EAGLE PARTNERS, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
DECEMBER 31, 1994

ASSETS (in dollars)

CURRENT ASSETS                                                             -

LIABILITIES AND PARTNERS' DEFICIT

  CURRENT LIABILITIES                                               1,021,064

  PARTNERS' DEFICIT

    Capital contributions                                             150,100
    Deficit accumulated during the development stage               (1,171,164)

TOTAL PARTNERS' DEFICIT                                            (1,021,064)

          TOTAL LIABILITIES AND PARTNERS' DEFICIT                           -

EAGLE PARTNERS, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

                              Year Ended       Year Ended    November 12, 1991
                             December 31,     December 31,    (Inception) to
                                1994             1993        December 31, 1994
                             -----------      -----------    -----------------
REVENUES                      $      -        $        -     $          -

OPERATING, GENERAL AND
 ADMINISTRATIVE EXPENSES        12,826           367,048        1,170,815

(LOSS) FROM OPERATIONS         (12,826)         (367,048)      (1,170,815)

OTHER INCOME (Expense)                -                -             (349)

NET (LOSS)                    $(12,826)        $ 367,048      $(1,171,164)

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DEPOSITS

Deposits at December 31, 1994 consist of the following:

      Deposit on office space                                       $ 5,300

      Utility deposits                                                4,870

                                                                    $10,170

NOTE 6 - CAPITAL LEASE OBLIGATION

As further discussed in Note 16 the capital lease obligation was settled for $1,500,000. $500,000 was due April, 1994 and $1,000,000 due on a non-interest bearing note payable April, 1995 secured by a first preferred ship mortgage on the Seahawk Retriever, her engines, tackle, equipment and apparel. At December 31, 1994, the Company reflected the note payable at the discounted present value of $970,590 using a 12% interest rate. In March, 1995 the agreement was amended and the date of the payment of the $1,000,000 extended to June 1, 1995 and management is discussing with the noteholder the terms under which the due date on the note can be extended further.

NOTE 7 - DUE TO RELATED PARTIES

Amounts due to related parties at December 31, 1994 comprises:

Note due on demand, secured by subsea equipment
 bearing an interest rate of 10% per annum                    $ 50,000
Note due March 16, 1996, secured by an artifact
 stated in the Company's inventory at $75,000
 bearing an interst rate of 18% per annum                       25,000
Account payable for rental of the vessel R/V Seahawk           183,840
Accrued expenses including officer and director remuneration   177,416
Unsecured note due on March 31, 1994 bearing an interest
 rate of 12% per annum.  In April, 1995 this note was
 extended on the same terms for two years                       45,600
10% unsecured demand notes payable                              22,600

                                                              $504,456

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - NOTES PAYABLE - OTHERS

Notes payable - others at December 31, 1994 comprises:

Notes payable during the first quarter of 1995 at an
interest rate of 18% per annum and secured by artifacts
owned by the Company, and stated in the artifact
inventory at $108,375. In April, 1995 these notes were
extended on the same terms for one year.                         $ 75,000

Note payable due in December 1994 at an interest rate
of 10% per annum and secured by silver coins owned by
Seahawk I, Ltd., stated in that Company's artifact
inventory at $22,284. In May, 1995 this note was
extended on the same terms for one year.                           17,000

Note payable due in June 1995 at an interest rate of 10%
per annum and secured by gold owned by Seahawk I, Ltd.,
stated in that Company's artifact inventory at $122,820.          100,000

Note payable due in October 1995 at an interest rate of
10% secured by gold owned by Seahawk I Ltd., stated in
that Company's artifact inventory at $128,393.                     95,000

Other unsecured notes payable                                       7,500

                                                                 $294,500

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMON STOCK

On June 12, 1992, the Company effected a one for fifty reverse split on the shares of the Company's common stock outstanding. The per share amounts and number of shares in the financial statements have been retroactively adjusted for the effect of this reverse stock split. Concurrently, the Company's stockholders approved an amendment to the Articles of Incorporation decreasing the authorized common stock to 30,000,000 shares of no par value common stock.

NOTE 10 - COMMON STOCK OPTIONS AND WARRANTS

On April 18, 1990, the Company's Board of Directors approved a Stock Option Plan (the "Plan"). Under the Plan, stock options, which qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1954, as
amended   (the "Code"), can be issued to employees of the Company.
Additionally, options can also be issued to the directors who render valuable contributions to the Company. Pursuant to the Plan, options to purchase up to 400,000 shares of the Company's common stock may be granted to employees and/ or Directors of the Company. The Plan is administered by the Board of Directors, which is empowered to determine the terms and conditions of each option, subject to the limitation that the exercise price cannot be less than the market value of the Common Stock on the date of the grant (110% of the market value in the case of option granted to an employee who owns 10% or more of the Company's outstanding Common Stock) and no options can have a term in excess of 10 years (5 years in the case of options granted to employees who own 10% or more of the Company's Common Stock). The Plan was approved by the shareholders of the Company at the stockholders' meeting held on December 14, 1990.

Option activity is summarized as follows:

                                            Number of Shares  Price per Share
                                            ----------------  ---------------
Balance December 31, 1992                          187,500     $1.50 - 10.00
Granted                                            235,000     $0.20
Terminated                                        ( 62,000)    $2.35 - 7.00
Exercised                                         ( 16,500)    $0.20
Balance December 31, 1993                          344,000     $0.20 - 10.00
Granted                                             39,500     $0.30
Terminated                                        ( 89,500)    $0.20 - 7.00
Balance December 31, 1994                          294,000     $0.20 - 10.00

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

The following options to purchase the Company's common shares were outstanding on December 31, 1994:

                                   Number          Exercise         Expiration
Date                              of Shares          Price             Date
                                 -----------      -----------      -----------
5/15/92                               13,000             2.35          5/15/95
6/6/92                                40,000            10.00          6/ 6/95
8/6/92                                15,000             1.50          8/ 6/95
1/13/93                               25,000             0.20          7/15/95*
1/18/93                              136,500             0.20          7/18/95*
9/16/93                               25,000             0.83          9/16/98
11/22/94                              39,500             0.30         12/14/96
                                     294,000
                                 -----------
*  The expiration date of the $0.20 option was extended to one year during 1994.

During January, 1990 the Board of Directors of the Company voted to decline the purchase of the RV Seahawk, owned by Seahawk, Inc. (a related party). In accordance with a prior agreement (see Note 13) Seahawk, Inc. was granted options to buy 2,000,000 shares of the Company's common stock at $0.15. Seahawk, Inc. has assigned these options to others.

Activity in these Warrants can be summarized as follows:
                                                                 No. of Shares
      Balance, December 31, 1992                                     742,955
      Exercised
      Balance, December 31, 1993                                     742,955
      Exercised                                                      570,451
      Balance, December 31, 1994                                     171,904

The expiration date of 105,269 of these warrants was extended to May 15, 1995 in return for exercising certain of the warrants on February 28, 1994 for conversion of debt to equity.

On June 2, 1993, the Company's Board of Directors approved a total of 1,000,000 incentive stock options to be issued to three senior members of the managment team as part of their contract of employment. On May 11, 1994 the exercise price of the stock options were reduced. These options are described as follows:

                                     Original        New
                                     Exercise        Exercise       Expiration
Date           Number of Shares      Price           Price          Date
6/2/93              300,000            $0.70           $0.40          6/2/98
6/2/93              300,000            $1.20           $0.60          6/2/98
6/2/93              200,000            $3.00           $1.50          6/2/98
6/2/93              200,000            $5.00           $2.50          6/2/98
                  1,000,000

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMON STOCK OPTIONS AND WARRANTS (Continued)

Warrant activity is summarized as follows:
                                                   Number         Price
                                                 of Shares      per Share
Balance December 31, 1992                        1,246,382     $0.15 - 5.00
Granted                                            978,804     $0.50 - 1.00
Exercised                                       (  500,000)    $0.1375-0.50
Expired                                         (  100,000)    $0.60 - 5.00
Balance December 31, 1993                        1,625,186     $0.15 - 2.00
Granted                                          5,565,750     $0.25 - 1.00
Exercised                                       (  250,000)          -
Expired                                         (  535,241)    $0.15 - 2.00
Balance December 31, 1994                        6,405,695     $0.25 - 2.00

The following warrants to purchase the Company's common shares were outstanding on December 31, 1994:
Date                            No. of Shares   Exercise Price   Expiration Date
01/21/92                            23,000           Note A           Note A
01/21/92                            25,754            $2.00           Note B
01/21/92                            32,191             5.00           Note A
01/21/92                           119,000           Note C           Note A
01/24/92                           100,000           Note D              -
12/01/92                            40,000             0.25           Note F
06/24/93                           250,000             0.25         12/31/96
10/13/93                           250,000             0.25         10/13/99
01/01/94                            32,000             0.38         12/31/95
02/18/94                            50,000             0.30         02/28/96
03/01/94                            25,000             0.30         03/01/96
03/16/94                            25,000             0.30         03/16/96
04/01/94                           400,000             0.25         12/31/99
05/19/94                           500,000             0.50         04/14/97
05/19/94                           500,000             0.50         04/14/97
06/01/94                           100,000             1.00         06/30/97
10/19/94                           100,000             0.50         10/19/96
05/11/94                            15,000             0.40           Note E
05/11/94                            15,000             0.40           Note E
07/31/94                           606,250             0.32         07/31/96
07/31/94                           772,500             0.32         07/31/96
07/31/94                           312,500             0.32         07/31/96
07/31/94                            12,500             0.32         07/31/96
07/31/94                           300,000             0.32         07/31/96
11/10/94                         1,800,000             0.32         11/10/96

                                 6,405,695

Note A - 3 months after effective date of Registration Statement Note B - 18 months after effective date of Registration Statement Note C - 110% of lowest closing bid 180 days prior to exercise
Note D - $2.50 or divide 100,000 by lowest bid during 180 day prior Note E - 180 days after resignation
Note F - 180 days after a related note payable is paid in full

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company receives some of its revenues from the rental of a vessel and deep ocean search and survey equipment sale of services leased to Seahawk I, Ltd., Seahawk II, Ltd. and Eagle Partners, Ltd. For the years ended December 31, 1994 and 1993, the Company recorded revenues of $50,285 and $430,545 respectively, from these partnerships. At December 31, 1994 accounts receivable-affiliates includes $1,777,877 from this rental activity. See Note 4 for discussion of losses in excess of investments in affiliates and its relationship to accounts receivable-affiliates.

The Company leases a research vessel from a related entity. See Note 13 for further discussion. During the years ended December 31, 1994 and 1993, the Company paid the related entity lease payments of $72,000 and $54,000 respectively.

During October 1991, the Company issued $370,000 of Debentures to 15 investors for a total of $370,000 in cash. During April 1993, the Company offered these investors the opportunity to convert their debentures and any accrued interest into shares of the Company's Common Stock at a price of $.50 per share. Ten of the investors accepted the offer to convert their debentures at that time, including Anthony F. Budge, a principal shareholder who converted his $200,000 of debentures plus accrued interest into a total of 487,851 shares of Common Stock.

During June 1992, Valley Resources, Ltd., a company owned by Mr. Budge, loaned $50,000 to the Company pursuant to a twelve month unsecured promissory note bearing interest at 10% per annum. As consideration for making the loan, the Company issued to Valley Resources, Ltd. warrants to purchase 25,000 shares at $2.00 per share and warrants to purchase 25,000 shares at $5.00 per share. During June 1993, the principal amount of this loan plus $7,740 of accrued interest was converted into 115,481 shares of Common Stock at a price of $.50 per share.

On January 24, 1992, Carl Anderson, a principal stockholder, entered into a Private Placement Agreement with the Company pursuant to which he invested $200,000 in the Company and purchased 200,000 shares of Common Stock and 200,000 Class C Warrant Units which entitled Mr. Anderson to purchase a total of 400,000 shares of Common Stock. One of these terms of the transaction was that the shares underlying the Class C Warrants would be registered. Each Class C Warrant originally entitled the holder to purchase one share of Common Stock at one hundred and ten percent (110%) of the lowest closing bid price of the Company's Common Stock during the one hundred and eighty (180) calendar days prior to the exercise date with a maximum of $3.00 per share and one share of Common Stock at a price equal to 90% of the average closing bid price during the preceding 10 trading days. During May 1993, the Company was attempting to convert as much debt into equity as possible and the Company allowed Mr. Anderson to exercise the one-half of his

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS (continued)

Class C Warrants which were exercisable at the price of $.1375 (which was equal to 110% of the lowest closing bid price during the 180 days prior to May 7, 1993) without exercising the other one-half of his C Warrants. The Company also agreed to modify the exercise price of the remaining Warrants to 110% of the lowest closing bid price during the 180 days prior to the exercise date with a maximum of $2.00 per share.

On January 14, 1993, Carl Anderson loaned $60,000 to the Company pursuant to a promissory note due December 31, 1993 and bearing interest at 10%. This loan was personally guaranteed by John Morris, former president, and secured by certain artifacts. As additional consideration for the loan, the Company issued to Mr. Anderson 400,000 Warrants exercisable at a price equal to 110% of the lowest closing bid price of the Company's Common Stock during the 180 calendar days prior to the exercise date. In February, 1994 this note was converted to stock.

During April 1993 Anthony F. Budge, a principal shareholder, purchased 200,000 shares of the Company's Common Stock in a private placement at a price of $.50 per share by paying $100,000 in cash to the Company. On April 29., 1993, Valley Resources, Ltd. a company owned by Mr. Budge, converted a $50,000 loan plus accrued interest of $7,740.24 into 115,481 shares of Common Stock at the price of $.50 per share. In addition, Mr. Budge converted $201,000 of debentures plus accrued interest of $44,925.59 into 489,851 shares at a price of $.50 per share.

On April 29, 1993, Carl Anderson a principal shareholder, purchased 200,000 shares of the Company's Common Stock in a private placement at a price of $.50 per share by paying $100,000 in cash to the Company. On the same date, Mr. Anderson also exercised stock options he held at an exercise price of $.1375 per share by converting existing loans in the principal amount of $75,000 plus accrued interest of $41,875 for which he received a total of 850,000 shares. He was also issued 727,273 shares on April 29, 1993 pursuant to the exercise of an option for which he paid $100,000.

On May 7, 1993, Carl Anderson exercised an option he purchased on January 24, 1992, and acquired 727,273 shares of Common Stock. In addition, on the same date he converted a total of $75,000 in principal loans and $41,875 in interest by exercising 850,000 of his warrants to purchase 850,000 shares of Common Stock.

During June, 1993, the Company issued 650,000 shares of its Common Stock to six accredited investors in a private placement conducted by the Company at a price of $.50 per share. Included among the investors were Carl Anderson and Anthony F. Budge. Mr. Anderson purchased 200,000 shares and Mr. Budge purchased 50,000 shares.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS (continued)

During September, 1993, the Company issued 112,032 shares of Common Stock to John C. Morris, former president and director and principal shareholder of the Company, as payment for a $50,000 promissory note plus $6,016 of accrued interest.

During February 1994, the Company issued 2,438,851 shares of its Common Stock to the following affiliated persons who agreed to convert existing loans and accrued interest into Common Stock:

                                                               Amount
                                               Number          of Debt
      Name                                    of Shares       Converted
      Carl Anderson                           1,868,400       $467,100
      Megeve Investments                        232,591       $ 34,889
      John C. Morris                            337,860       $ 50,679

Carl Anderson and John Morris and Megeve Investments acquired its shares as an assignee from Gregory Stemm, a principal shareholder. All of the debt was converted at $.25 per share except for the 232,591 shares issued to Megeve Investments and 212,533 of the shares issued to John Morris, which were issued pursuant to the exercise of existing warrants at an exercise price of $.15 per share.

During February 1994, the Company also issued 100,000 shares of Common Stock to Carl Anderson, for the purchase of a 36-foot motor vessel valued at $30,000.

During February 1994, Carl Anderson, was issued 1,868,400 shares of Common Stock at a price of $.25 per share in consideration for his conversion of loans and debentures having a total principal amount of $406,498 plus accrued interest of $60,601.90.

On March 1, 1994, John Morris exercised stock options he held at an exercise price of $.15 per share by converting existing loans plus interest equal to $50,679 for which he received 337,860 shares.

On March 1, 1994, Gregory Stemm exercised stock options he held at an exercise price of $.15 per share by converting an existing loan plus interest equal to $34,888.65 for which he received 232,591 shares.

The Company executed Separation Agreements on April 14, 1994, and provide essentially that Messrs. Morris and Stemm will not compete with the Company for a period of three years, and in consideration therefor the Company issued to each of them warrants to purchase 500,000 shares of the Company's Common Stock at $.50 per share for the same three year period.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS (continued)

On June 1, 1994, the Company signed an Agreement for Consulting Services with Remarc International, Inc. ("Remarc") a Colorado corporation owned by John Morris and Gregory Stemm. The Agreement provides that Remarc will, at it own expense, seek to obtain for the Company a permit from the appropriate government to search for and salvage the particular shipwreck involved in a South American Project. If such a permit is obtained for the Company by Remarc, then the Company has agreed to grant Remarc between 6% and 9 1/2% of the gross proceeds of any successful recovery from the project. The actual percentage granted to Remarc will depend on the size of portion of the recovery that will be taken by the South American government in return for the permit.

During June, 1994, The Company issued 240,000 shares of its Common Stock to six accredited investors. These six investors originally invested in a private offering during May and June 1993, and according to the terms of the 1993 private placement, if the Company did not register the original shares within one year of the private offering, the Company was required to issue additional shares in an amount equal to 30% of the shares originally purchased. Including among these investors were Mr. Anderson and Anthony F. Budge, who were each issued 60,000 shares.

During June, 1994, the Company also issued 103,092 shares of Common Stock to the two officers of the Company as payment for accrued and unpaid remuneration for the year ended December 31, 1993.

During June and July, 1994, the Company issued 983,125 shares of its Common Stock to five accredited investors in a private placement conducted by the Company at a price of $.32 per share. The investors also acquired two common stock purchase warrants exercisable at $.32 per share for each share of Common Stock they purchased. Included among the investors were Anthony F. Budge and Carl Anderson. Mr. Budge purchased 156,250 shares and Mr. Anderson purchased 303,125 shares.

According to the terms of the above private placement, if the Company did not register the original shares by December 31, 1994, the Company was required to issued additional shares in an amount equal to 30% of the shares originally purchased. A total of 326,813 additional shares were issued during January 1995, with Mr. Budge receiving an additional 46,875 shares and Mr. Anderson receiving an additional 90,938 shares.

During November, 1994, the Company issued 800,000 shares of its Common Stock and warrants to buy 1,600,000 shares of Common Stock at an exercise price of $.32 per share to Carl Anderson in exchange for 66,667 shares of common stock of Valley Forge Scientific Corporation. According to the terms of the exchange agreement, since the Company did not register the original shares by March 10, 1995 the Company is required to issue Mr. Anderson an additional 240,000 shares of its Common Stock.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS (continued)

During 1993 the Seahawk I, Ltd. issued a note payable to an unrelated party in the sum of $250,000 with interest payable quarterly in arrears. The principal sum plus any accrued interest was to be payable on December 31, 1995. The loan was secured with 3,500 natural pearls from the Partnership's
artifact collections and was guaranteed by the Company.   The note fell into
default as a result of non-payment of interest and on December 1, 1994 an agreement was reached between the note holder and the Company whereby the principal was satisfied by the issue of 800,000 shares of common stock and 200,000 shares of Series 1 preferred 55 stock in the Company. The Company also agreed to pay the outstanding interest in cash. In return for this settlement of their debt to the unrelated party the Partnership issued to the Company a note for $300,000 payable on November 30, 1995 together with accrued interest at the rate of 10% per annum. The note is secured by 4,000 pearls owned by the Partnership valued in that company's artifact inventory at $36,000.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes". There is no effect on prior operations as a result of the change. This new statement changes the criteria for the recognition and measurement of deferred tax assets or liabilities, including net operating loss carry forwards.

As of December 31, 1994, the Company had a net operating loss carry forward of approximately $10,950,000 which are available to offset future taxable income. The carry forward will begin to expire in the year 2004. The Company has not recorded a deferred tax asset since the use of the carry forward is indeterminable at this time.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Research Vessel Charter

The Company entered into a ship's charter, on a verbal month-to-month basis, of a research vessel from a related entity, Seahawk, Inc., a corporation which is principally owned by three of the Company's major shareholders, at a rate of $6,000 per month. As part of the original lease agreement that was terminated on October 31, 1991, the Company agreed to dry dock and paint the vessel on or before June 30, 1993. The work was carried out at a cost of $39,091 in April and May 1993.

Office and Warehouse Lease

In December 1990, the Company entered into a lease agreement for 17,500 square feet of office and warehouse space. The lease, commencing January 15, 1991, was for a term of three years with an option to renew for two additional
one-year renewal periods.   Rent during the initial term was $120,000 per year
payable as follows: First year, $5,000 per month plus $60,000 of the Company's common stock; Second year, $6,667 per month plus $40,000 of the Company's common stock. The exact number of shares issued was determined by dividing the $60,000 and $40,000 by the average of the bid and the asking price on the last trading day prior to the commencement day.

In April 1993, the Company renegotiated the lease effective January 1, 1993 and ending December 31, 1993 and then renewed the lease until March 31, 1995 after which the lease operates on a month to month basis. The lease provides for 7,000 square feet of office and warehouse space at a monthly rate of $5,500 and a further 5,000 square feet of office and warehouse space at monthly rate of $1,000 with no additional common stock.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

Guarantor of Affiliate's Loan

The Company guaranteed a $250,000 10% note payable of its affiliate, Seahawk I, Ltd.. The loan was due December 31, 1995 and was secured with 3,500 natural pearls from the affiliate's artifact collection. The loan was in default due to non payment of interest and so the Company, as guarantors, accepted a secured note from Seahawk I, Ltd. for $300,000 and at the same time satisfied the principal of the loan by issuance of 800,000 shares of common stock and 200,000 shares of Series 1 preferred stock.

Legal Aspects of International Salvage

The question of legal ramifications with regard to the recovery of shipwrecks raises a number of issues. Salvors, historical interests and individuals claiming ownership based on the payment of insurance claims all have potential claims on goods brought up from the sea floor.

An entity responsible for the salvage of a sunken vessel and its cargo may expect to defend its claim to title against the original owners or their successors-in-interest, against rival salvors, and against governments asserting a historic interest in the shipwreck or cargo.

Potential claimants might include the insurers of the shipwreck as in the SS Central America case(Civil Action 87-363-N). Unless the insurers expressly disclaimed title after payment of a claim, and depending on the length of time the ship has remained sunken, the insurers might have a valid claim of title to recovered objects.

Lawsuit Relating to Notes Converted into Stock

During February, 1994 the Company agreed with Carl Anderson to convert two notes ("the Notes"), one for $44,448 and the other for $80,936 which, together with accrued interest thereon, totaled $141,804 into 567,212 shares of Common Stock in the Company. The Notes were in the name of Gregory P. Stemm, a former officer and director of the Company, who had sold them to Anderson.
On April 27, 1995, Stemm filed a lawsuit against the Company alleging that (a) the Company must pay him the principal and interest due on the Notes plus attorneys' fees and such other relief as the Court sees just and proper, and
(b) Stemm is entitled to immediate possession of the Notes, and (c) the Company and Anderson conspired to deprive Stemm of his right to the Notes and as a result Stemm is entitled to damages due to this action on the basis that it the loss of value of the Notes plus interest, costs and attorneys' fees.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

The Company intends to defend this action on the basis that it was verbally informed by both Anderson and Stemm that the Notes had been transferred to Anderson and that the Company relied on their representations and converted the Notes in good faith. The Company is confident it will prevail and this action is not expected to have a material adverse effect on the consolidated financial statements.

Bonus Shares Issuable to Participants in Private Placements

In June, 1994 and November, 1994 the Company issued 1,001,875 and 800,000 shares of common stock respectively in two private placements. Under the terms of these private placements, if the stock issued was not registered by December 31, 1994, and March 10, 1995, a bonus of 30% of the original issue became due. The shares were not registered within the time limit, consequently 300,562 shares of common stock were issued in January, 1995 and 240,000 were issued in May, 1995.

SEAHAWK DEEP OCEAN TECHNOLOGY,INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SEC INVESTIGATION

SEC CIVIL ACTION. During August 1994, the SEC filed a civil action against the Company and John Morris, Gregory Stemm and Daniel Bagley, three former officers and directors of the Company, seeking injunctive relief against the Company and injunctive and monetary relief against the former officers and directors. The SEC did not seek any financial penalties or other monetary relief against the Company.

The Complaint filed by the SEC alleged that the Company violated Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-a, 13a-13 and 13b2-1 promulgated thereunder. The SEC alleged between April, 1989 and July, 1991 the Company and Messrs. Morris,Stemm and Bagley disseminated to the public, in the form of television broadcasts, videotapes and press releases, false and misleading material information and failed to disclose certain material information concerning the Dry Tortugas shipwreck discovered and excavated by the Company. The SEC alleged that the Company materially overstated the value of the artifacts on its balance sheet and in other financial information provided in the registration statement of the Company and two amendments thereto filed in 1992 with the SEC and in certain periodic reports of the Company filed in 1992 and with the SEC.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SEC INVESTIGATION (continued)

The Company and the staff of the SEC negotiated a settlement of the matter whereby the Company agreed to consent to the entry of a final judgement of permanent injunction, without admitting or denying any of the allegations in the complaint enjoining the Company from violations of certain provisions of the federal securities law referenced in the preceding paragraph. In addition, the Company agreed that it will not employ John Morris or Gregory Stemm as officers and directors of the Company or any subsidiaries of the Company, use corporate funds to pay for or reimburse any costs incurred by Morris or Stemm for the defense of any civil or administrative action instituted against them by the SEC, or redeem or purchase any stock they own until after the termination of any such action. Finally, the Company agreed to withdraw its pending appeal to the SEC of the Initial Decision issued in the stop order proceeding.

SEC STOP ORDER PROCEEDING. On July 30, 1992, the SEC issued an order directing the staff of the Division of Enforcement (the "Division") to conduct an examination pursuant to Section 8(e) of the Securities Act of 1933 (the "Act") to determine whether a stop order should be issued relating to a registration statement which the Company had filed during March, 1992 and which had become effective by the passage of time on August 1, 1992. Under
Section 8(d) of the Act, a stop order proceeding was instituted against the Company by order of the SEC dated January 12, 1993. A hearing was held before an SEC Administrative Law Judge during late January and early February, 1993.

On May 26, 1993, the Administrative Law Judge issued his Initial Decision. The Judge concluded that the registration statement filed by the Company was materially false and misleading and that the Company failed to cooperate with the examination conducted by the Division's staff. A stop order was issued suspending the effectiveness of the Company's registration statement.

The primary focus of the proceeding was the value of the shipwreck artifacts owned by the Company and an affiliated partnership, Seahawk I, Ltd. The Judge found that the Company had overstated the value of the artifacts on its balance sheet and in other financial information provided in its registration statement. The Judge concluded that the total net realizable value of all the artifacts owned by the Company and Seahawk I was $1,356,361 of which amount $285,413 was attributed to the Company artifacts and $1,070,948 was attributed to the Seahawk I artifacts. As a result of this decision, and in order to present the financial statements in accordance with generally accepted accounting principles, the Company and the Partnership restated their December 31, 1990 and 1991 financial statements.

The findings of the Administrative law Judge could possibly be used by private litigants in civil suits against the Company to prove that the Company misstated material facts in certain periodic reports it filed with the SEC.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $1,451,232 for 1994 and has incurred substantial net losses for each of the past several years resulting in an accumulated deficit of $11,032,995. At December 31, 1994, the Company has negative working capital as indicated by current liabilities exceeding current assets by $2,114,888. These factors raise substantial doubt about the Company's ability to continue as a going concern. In addition to shipwreck projects for which Management is currently seeking permits and raising funds, Management has contracted to obtain rental income from the Retriever and plans to obtain rental income from other idle marine assets and enter the museum attraction business by virtue of the agreement with Buckeye Communications. Management feels that these factors will contribute toward achieving profitability.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 16 - SETTLEMENT OF A LAWSUIT RELATED TO CAPITAL LEASE OBLIGATION AND SALE OF REMOTELY OPERATED VEHICLE

In 1990, the Company acquired a Remotely Operated Vehicle (ROV) under the provisions of a long-term lease. For financial reporting purposes, the ROV had been capitalized in accordance with the Statement of Financial Accounting Standards No. 13.

In June, 1992, Commercial Union Capital Limited ("Commercial Union"), the company from which the Company leases its large ROV "Merlin", filed a lawsuit against R.V. Seahawk, Inc. In Personam, Seahawk Deep Ocean Technology, Inc. In Personam and the "Seahawk Retriever" In Rem.

In its complaint Commercial Union alleged that the Company had committed a breach or default under its Lease Purchase Contract with Commercial Union since the Company failed to make its payment due July 2, 1991 and had failed to make all payments due thereafter. Commercial Union further alleged that it as elected to treat the breach by the Company as a termination of the Lease Purchase Contract, entitling Commercial Union to recover the loss value as defined in the Lease Purchase Contract as of June 9, 1992 of $1,173,371. Commercial Union alleged that it is also entitled to receive the amount of the Company's arrears equal to $447,208 plus interest on the arrearage from June 20, 1991 through June 9, 1992 plus (a) interest accruing at the rate of $386 per day and (b) attorney fees and costs estimated at $156,113.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SETTLEMENT OF A LAWSUIT RELATED TO CAPITAL LEASE OBLIGATION AND SALE OF REMOTELY OPERATED VEHICLE (continued)

Commercial Union, in its complaint, was also seeking a maritime lien against the Seahawk Retriever, her engines, tackle, equipment and appurtenances and asking that the ship be sold and the proceeds be paid toward the amount of any judgment.

On June 18, 1992, the Company responded by filing a Motion to Quash the Arrest Warrant and to dismiss the In Rem Complaint. On December 23, 1992, a magistrate judge recommended the arrest be quashed and the vessel released. However on May 21, 1993 a district court judge concluded that the magistrate judge's recommendations should not be adopted.

On February 9, 1994 and amended on April 1, 1994, the Company and Commercial Union entered into a joint stipulation agreement to delay sale of the Seahawk Retriever. The settlement provided for the Company to pay Commercial Union $500,000 in cash and sign a $1,000,000 note payable one year from closing secured by a first preferred ship mortgage on the Seahawk Retriever, her engines, tackle, equipment and apparel. The note is non-interest bearing through its due date. The note was payable on April 15, 1995 but in March 1995, because of the bankruptcy filing of the third party charterer of the Retriever (See Note 17) Commercial Union agreed to extend the expiration date of the note to June 1, 1995. Management is discussing with Commercial Union the terms under which the expiration date can be extended further.

The Company also agreed to grant Commercial Union warrants to purchase $400,000 shares of the Company's common stock at an exercise price of the lower of $.3125 and the lowest price per share at which the Company issues stock during the life of the warrants. At December 31, 1994, the exercise price was $.25.

To permit the Company to generate the $500,000 in cash needed to close this transaction, Commercial Union allowed the Company to sell the ROV "Merlin" to a third party. On March 8, 1994, the Company and Commercial Union entered into an agreement with the third party to sell the ROV "Merlin" for $650,000 cash. All cash on the sale was received by April 11, 1994.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SETTLEMENT OF A LAWSUIT RELATED TO CAPITAL LEASE OBLIGATION AND SALE OF REMOTELY OPERATED VEHICLE (continued)

The capital lease obligation settlement and resulting sale of the ROV "Merlin" is summarized and reflected on the financial statements for the year ended December 31, 1993 as follows:

                                                                  (in dollars)
      Original capitalized lease purchase price                      1,850,000
      Costs of development                                             108,376
                                                                     1,958,376

      Less accumulated depreciation, December 31, 1993              (  692,931)
      Net book value, December 31, 1993                              1,265,445
      Less provision for write down of ROV to net realizable
       value for the year ended December 31, 1993                   (  592,771)
      ROV-net at December 31, 1993 included in other assets            672,674

      Capitalized lease obligation on books since lease default      1,357,574
      Provision for loss on capital lease obligation
       at December 31, 1992                                            100,000
      Accrued interest provided for during the default and
       litigation phase with Commercial Union                          265,280
      Total provided for at December 31, 1993                        1,722,854
      Less down payment                                              ( 500,000)
      Less $1,000,000 non-interest bearing note given to
       Commercial Union in April 1994 discounted to net
       present value at 12%                                          ( 887,448)
      Reduction of prior year's estimate of potential loss
       and/or interest accrued on capital lease obligation             335,406

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - VESSEL BAREBOAT CHARTER AND PURCHASE OPTION AGREEMENT

During August 1994, the Company entered into a Vessel Bareboat Charter and Purchase Agreement with International Diving and Consulting Services, Inc. ("International Diving"), a Lafayette, Louisiana based underwater service company. Pursuant to this agreement, International Diving agreed to charter the SEAHAWK RETRIEVER for the five year period commencing September 1, 1994, and to purchase the vessel at the end of the five year period for $1,350,000 plus interest at a rate equal to 3% per annum over the Citibank New York prime rate less credits as explained in the next paragraph.

The agreement further provides that International Diving will market the vessel at a minimum day rate of $5,000, except that all lump sums or turnkey projects will have a $6,000 minimum daily rate. International Diving further guarantees one hundred eighty (180) days utilization of the vessel at a rate of $5,000, or an annual total of $900,000. The greater of the guaranteed revenues or the actual revenues, after deduction for certain operating costs, will be shared between the Company and International Diving as follows: (i) 35% to the Company as charter hire for the vessel; (ii) 30% to International Diving for operating costs and profit; and (iii) 35% to the Company which will be applied toward the purchase price of the vessel. Payments are due quarterly within 10 days after the end of each quarter. In the event International Diving fails to purchase the vessel at the end of the five year term, the vessel is to be returned to the Company and the 35% payments which are credited toward the purchase price will be retained by the Company as liquidated damages. International Diving's performance under this agreement has also been personally guaranteed by the two principals of International Diving.

On November 23, 1994, International Diving filed a voluntary petition in the United states Bankruptcy Court under Chapter 11 of the Bankruptcy Code. Due to this Chapter 11 filing, International Diving was not able to make the lease payment in the amount of approximately $100,000 which was due to the Company on December 10, 1994.

On March 7, 1995, the U.S. Bankruptcy Court Western District of Louisiana, Lafayette - Opelousas Division ordered International Diving to pay (a) $130,836 on or before March 17, 1995; (b) $56,935 on or before April 7, 1995;
(c) $56,935 on or before May 7, 1995; and (d) all future payments under the Agreement as they come due.

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - VESSEL BAREBOAT CHARTER AND PURCHASE AGREEMENT (continued)

It was further ordered by the same Court that if International Diving fails to timely perform its obligations under the Agreement, upon a motion by the Company, the Court shall grant an order ex parte, requiring International Diving to surrender the Retriever to the Company and that International Diving, in the event of their default, shall have no maritime lien or other claim against the Retriever or the Company whatsoever. The payments due in
(a) (b) and (c) above have been paid.

NOTE 18 - ECONOMIC DEPENDENCE

For the year ended December 31, 1993, approximately $127,000 (70%) of revenues were attributable to a single major customer.

NOTE 19 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                         First          Second         Third         Fourth
1994                    Quarter        Quarter        Quarter        Quarter
                       -----------    -----------    -----------    ----------
Revenues             $     23,855   $     16,873   $      6,472   $    135,027
Net Income (loss)        (368,260)      (344,330       (394,611)      (272,458)
Income (loss)
  per share                 (0.03)         (0.02)         (0.03)         (0.02)
Weighted average number
  of common shares and
  common shares
  equivalent
  outstanding          13,909,545     14,852,105     15,307,307     16,484,605

1993
Revenues             $     16,113   $   135,012    $   261,530    $     23,976
Net Income (loss)       (343,275)      (487,988)      (433,851)       (611,749)
Income (loss)
  per share                (0.04)         (0.05)         (0.03)          (0.05)
Weighted average number
  of common shares and
  common shares
  equivalent
  outstanding          8,864,164     10,274,434     10,869,824      10,765,840

The increase in revenues during the Fourth Quarter of 1994 results from the charter of the RV Seahawk Retriever to an unrelated party (see Note 17).

Report of Independent Certified Public Accountants

To the Partners of
Seahawk I, Ltd.
Tampa, Florida

We have audited the accompanying balance sheet of Seahawk I, Ltd. (a Florida limited partnership) as of December 31, 1994 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seahawk I, Ltd. as of December 31, 1994 and the results of its operations, changes in partners' capital and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounted principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As shown in the financial statements, the partnership incurred a net loss of $83,904 for 1994, has incurred substantial net losses for each of the past five years and has a
partners' deficit of $308,557.   In addition, the Partnership has negative
cash flows from its operating activities. These factors, in addition to other factors as discussed in Note 9, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Partnership cannot continue in operation.

/S/ Guinta, Ferlita & Walsh, P.A.
Giunta, Ferlita & Walsh, P.A.
Tampa, Florida
May 12, 1995

SEAHAWK I, LTD.
BALANCE SHEET
DECEMBER 31, 1994

      ASSETS
CURRENT ASSETS                                                (in dollars)
Cash                                                               4,096
Accounts receivable                                                  421
Inventory - other                                                  1,805
Prepaid expense                                                    3,915
    Total Current Assets                                          10,237

OTHER ASSETS
Artifact inventory                                               785,027

                                                                 795,264
LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
Accounts payable - affiliates                                     751,514
Accounts payable - other                                            2,087
Accrued expenses                                                   17,334
Notes payable - Limited Partners                                   32,886
Note payable - General Partner                                    300,000
    Total Current Liabilities                                   1,103,821

PARTNERS' CAPITAL (DEFICIT)
Capital contributions                                           2,511,040
Accumulated deficit                                            (2,819,597)
                                                               (  308,557)

                                                                  795,264

SEAHAWK I, LTD.
STATEMENTS OF OPERATION
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                      1994            1993
SALES                                                  7,978          23,791

COST OF SALES                                          4,330           6,708

GROSS PROFIT                                           3,648          17,083

OPERATING EXPENSES                                    32,588          71,851

GENERAL AND ADMINISTRATIVE EXPENSES                    5,525           9,625

                                                      38,113          81,476

(LOSS) FROM OPERATIONS                              ( 34,465)       ( 64,393)

OTHER INCOME (EXPENSE)
 Interest expense                                   ( 49,439)       (  8,279)

NET (LOSS)                                          ( 83,904)       ( 72,672)

SEAHAWK I, LTD.
STATEMENT OF PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                    Number          Capital        Accumulated
                                    Units        Contributions       Deficit

BALANCE, December 31, 1992              204         2,511,040       (2,663,021)

NET (LOSS)                               -                -         (   72,672)

BALANCE, December 31, 1993              204         2,511,040       (2,735,693)

NET (LOSS)                               -                -         (   83,904)

BALANCE, December 31, 1994              204         2,511,040       (2,819,597)

SEAHAWK I, LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 and 1993

                                                      1994              1993
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                         $(  83,904)     $(  72,672)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
      Decrease (increase) in accounts
         receivable-affiliate                                           2,250
        Decrease (increase) in accounts
         receivable-other                           (     171)
      (Decrease) increase in accounts
         payable-affiliates                            25,855      (  146,653)
      (Decrease) increase in accrued
        expenses                                    (     815)     (   18,387)
      (Decrease) in accounts
        payable - other                                 2,000      (    6,366)
      (Increase) decrease in inventory
       - artifacts and other                            4,148          20,044

      Total adjustments                                31,017      (  149,112)

  Net cash (used)
    by operating activities                         (  52,887)     (  221,784)

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in loans from
   General and Limited partners                                    (   21,242)
  Loan proceeds                                        50,000         250,000
      Net cash provided by
       financing activities                            50,000         228,758

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                  (   2,887)          6,974

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                                   6,983               9

CASH AND CASH EQUIVALENTS
 AT END OF YEAR                                         4,096           6,983

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

Seahawk I, Ltd. (The "Partnership") was formed May 23, 1988 as a Florida limited partnership. The Partnership consists of several Limited Partners and a corporate General Partner, Seahawk Deep Ocean Technology, Inc. (the General Partner)(in 1991 and prior years the General Partner was R/V Seahawk, Inc. a 100% owned subsidiary merged into Seahawk Deep Ocean Technology Inc. on March 2, 1992). The purpose of the Partnership is to engage in expeditions to locate, identify, and retrieve samples from shipwrecks in waters off the coast of Florida. Since the Partnership has located a colonial age sunken vessel, the purpose of the Partnership has been expanded to include the salvage and recovery of artifacts.

The Partnership agreement extends through December 31, 1998, and may be terminated earlier at any time at the election of the General Partner with the consent of a Majority - In - Interest of the Limited Partners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

As provided in the Partnership Agreement, the Partnership's accounts are maintained on the cash basis of accounting for tax purposes, however, for financial statement purposes they are adjusted to the accrual basis in order to conform with generally accepted accounting principles.

Inventory - Artifacts

Inventory consists of artifacts and precious metals recovered from a colonial age sunken vessel discovered off the coast of Florida. Inventory is stated at the lower of cost or market. Cost of individual artifacts is determined as the estimated net realizable value.

Allocation of Net Income and Net Losses

Initially, net losses of the Partnership were allocated 99% to the Class A Limited Partners and 1% to the General Partner until the Class A Limited Partners' capital accounts had been reduced to zero. Net income was to be first allocated to the Limited Partners based on their proportionate ownership interests to the extent of net losses previously allocated to them. Next; net income was to be allocated to the General Partner to the extent of net losses previously allocated to him. All remaining net income was to be allocated 50% to the Limited Partners and 50% to the General Partner.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Upon completion of the Class B limited partnership offering in 1990, the allocation of net losses and income was as follows:

Net losses of the Partnership allocated 30% to the Class A Limited
Partners, 20% to the Class B Limited Partners and 50% to the General Partner.

Net income was to be allocated to the Limited Partners, as it was before, based on their proportional ownership interests to the extent of net loss previously allocated to them and to the General Partner to the extent of net loss previously allocated to him. All remaining net income will be allocated 30% to Class A Limited Partners, 20% to Class B Limited Partners and 50% to the General Partner.

Upon completion of the Class C limited partnership offering, the allocation of net losses and income is as follows:

Net losses shall be allocated 15% to the Class A Limited Partners, 10%
to the Class B Limited Partners, 25% to the Class C Limited Partners and 50% to the General Partner. At such time as the capital account of any limited partner reaches zero, any further loss allocation shall be made to the General Partner.

Net income shall be allocated first to the limited partners to the extent of any net losses previously allocated, then to the General Partner to the extent of losses allocated to the General Partner. Any additional net income shall be allocated 15% to the Class A Limited Partners, as a class, 25% to the Class B Limited Partners, 25% to the Class C Limited Partners and 50% to the General Partner.

Distribution of Cash

Cash available for distribution from Partnership operations represents cash generated from Partnership activities after payments of all expenses of the Partnership and the establishment of any reserves deemed appropriate by the General Partner. Any distributions shall be made in the following order of priority:

First to the Partners to repay outstanding loans to the Partnership; then to the Class A Limited Partners in the amount sufficient to return to the Class A Limited Partners the total amount of their cumulative Capital Contributions to the Partnership. Then, 50% to the Class B Limited Partners as a class and 50% to the General Partner until the Class B Limited Partners as a class and the General Partner have received distributions in the amount of $500,000 each, taking into account prior distributions of cash or property.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Then 50% to Class C Limited Partners as a class and 50% to the General
Partner until the Class C Limited Partners and the General Partners have
received distributions in the   amount of their original contribution, taking
into account prior distributions of cash or property. Then, to the Partners in amounts up to and in proportion to their respective capital account balances if any. Then the balance shall be distributed 15% to Class A Limited Partners, 10% to Class B Limited Partners 25% to Class C Limited Partners and 50% to the General Partner.

Income Taxes

In accordance with Section 701 of the Internal Revenue Code, the Partnership is not a taxable entity, therefore the results of operations flow through to the partners for tax purposes. The tax returns and the amounts of Partnership income or loss distributed to the partners are subject to examination by Federal and State taxing authorities.

NOTE 3 - NOTES PAYABLE

Notes payable at December 31, 1994 consist of the following:

Notes payable to certain Limited Partners
   with interest at the rate of 15% per
   annum payable January 15th of each year.
   The principal sum plus accrued interest
   was due October 10, 1992, unsecured.                                 32,886

Note payable to General Partner
   (see Note 4 below)                                                  300,000

                                                                       332,886

NOTE 4 - NOTE PAYABLE GENERAL PARTNER AND OTHER INFORMATION

During 1993 the Partnership issued a note payable to an unrelated party in the sum of $250,000 with interest payable quarterly in arrears. The principal sum plus any accrued interest was to be payable on December 31, 1995. The loan was secured with 3,500 natural pearls from the Partnership's artifact collections and was guaranteed by the General Partner. The note fell into default as a result of non-payment of interest and on December 1, 1994 an agreement was reached between the note holder and the General

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - NOTE PAYABLE GENERAL PARTNER AND OTHER INFORMATION (continued)

Partner whereby the principal was satisfied by the issue of 800,000 shares of common stock and 200,000 shares of Series 1 preferred stock in the General Partner. The General Partner also agreed to pay the outstanding interest in cash. In return for this settlement of their debt to the unrelated party the Partnership issued to the General Partner a note for $300,000 payable on November 30, 1995 together with accrued interest at the rate of 10% per annum. The note is secured by 4,000 pearls owned by the Partnership valued in the Company's artifact inventory at $36,000.

In June 1992, the General Partner received loans of $200,000 from unrelated parties and $50,000 from a related party. The notes were due December 31, 1992 with interest at 10% per annum payable at the time the note is paid off. These notes were collateralized by all the gold artifacts owned by the Partnership, approximately 500 ounces. As additional consideration, the General Partner issued two year warrants to purchase an aggregate of 200,000 shares of common stock at 110% of the lowest closing bid price of the General Partner's common stock during the 180 calendar days prior to the exercise date with the maximum exercise price to be $3 per share. All these notes were converted to common stock of the General Partner in May 1993 except the $50,000 loan from a related party. The collateral for that loan was changed from the Partnership's gold to assets owned by the General Partner.

In December 1992 the General Partner received a loan of $10,000 from an unrelated party. The note was due on December 1, 1993 with interest at 10% per annum payable at the time the note was paid off. The note is collateralized by silver coins owned by the Partnership valued in the Company's artifact inventory at $22,284. The note was increased to $17,000 in January 1994 and extended until December 1, 1995. There was no change made to the collateral but as consideration for the first note the General Partner issued two year warrants to purchase 40,000 shares of common stock at $0.25 per share and as consideration for the extended note the General Partner issued two year warrants to purchase 32,000 shares of common stock at $0.38 per share. In March 1995 the note was extended for one year on the basis that the validity of the $0.25 warrants was extended until six months after all amounts due under the note are repaid.

In June 1993 the General Partner received a loan of $250,000 from an unrelated party. The note was due on July 31, 1994 with interest at 10% per annum payable at the time the note was paid off. The note was collateralized by gold artifacts owned by the Partnership valued in the Company's artifact inventory at $466,685. As additional consideration the General Partner issued two year warrants to purchase 250,000 shares of common stock at $1.00 per share. In September 1994 the General Partner paid the note and the collateral was released.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - NOTE PAYABLE GENERAL PARTNER AND OTHER INFORMATION (continued)

In June 1994, the General Partner received a loan of $100,000 from an unrelated party. The note becomes due on June 1, 1995, with interest at 10% per annum payable at the time the note is paid. The note is collateralized by gold artifacts owned by the Partnership valued in the Company's artifact inventory at $122,820. As additional consideration the General Partner issued two year warrants to purchase 100,000 shares of common stock at $1.00 per share.

In October 1994 the General Partner received a loan of $95,000 from an unrelated party. The note becomes due on October 20, 1995, with interest at 10% per annum payable at the time the note is paid off. The note is collateralized by gold artifacts owned by the Partnership valued in the Company's artifact inventory at $128,393. As additional consideration the General Partner issued two year warrants to purchase 100,000 shares of common stock at $0.50 per share.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Partnership has leased a research vessel, a recovery vessel and on board electronic research, survey and salvage equipment from its General Partner to perform search, identification and salvage activities at a rate which the General Partner established as reasonable from time to time. The leasing arrangement was terminated on completion of the project and no lease expenses were charged by the General Partner to the Partnership for the years ended December 31, 1994 and 1993.

The General Partner also performed conservation and administrative services for the Partnership. The total amount of these expenses for the years ended December 31, 1994 and 1993 was $33,649 and $63,545 respectively.

The Partnership has borrowed funds from its affiliates and its affiliates have paid certain expenses on behalf of the Partnership. The Partnership charges interest on advances from affiliates at the rate of 12% per annum based on the average monthly balance.

The Partnership has a note payable to the General Partner for $300,000. (See
Note 4).

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - CONTINGENCIES

The Partnership is contingently liable, under a consulting agreement to an unrelated company, for an amount equal to ten (10) percent of the total value of all artifacts and other valuable items recovered, if any, from the sites identified in an agreed research area, after subtraction of any share taken by any government in whose waters the recovered materials are raised, in exchange for which the Partnership will secure the services of that company's principal employee in connection with the historical and archeological aspects of the Partnership operations.

Legal Aspects of International Salvage

The question of legal ramifications with regard to the recovery of shipwrecks raises a number of issues. Salvors' historical interests and individuals claiming ownership based on the payment of insurance claims all have potential claims on goods brought up from the sea floor.

An entity responsible for the salvage of a sunken vessel and its cargo may expect to defend its claim to title against the original owners or their successors - in - interest, against rival salvors, and against governments asserting a historic interest in the shipwreck or cargo.

Potential claimants might include the insurers of the shipwreck as in the SS Central America case (Civil Action 87-363-N). Unless the insurers expressly disclaimed title after payment of a claim, and depending on the length of time the ship has remained sunken, the insurers might have a valid claim of title to recovered objects.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - SEC INVESTIGATION OF GENERAL PARTNER

SEC CIVIL ACTION. During August 1994, the SEC filed a civil action against the General Partner and John Morris, Gregory Stemm and Daniel Bagley, three former officers and directors of the General Partner, seeking injunctive relief against the General Partner and injunctive and monetary relief against the former officers and directors. The SEC did not seek any financial penalties or other monetary relief against the General Partner.

The Complaint filed by the SEC alleged that the General Partner violated
Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-a, 13a-13 and 13b2-1 promulgated thereunder. The SEC alleged between April 1989 and July 1991 the General Partnership and Messrs. Morris,Stemm and Bagley disseminated to the public, in the form of television broadcasts, videotapes and press releases, false and misleading material information and failed to disclose certain material information concerning the Dry Tortugas shipwreck discovered and excavated by the General Partner. The SEC alleged that the General Partner materially overstated the value of the artifacts on its balance sheet and in other financial information provided in the registration statement of the General Partner and two amendments thereto filed in 1992 with the SEC and in certain periodic reports of the General Partner filed in 1992 and with the SEC.

The General Partner and the staff of the SEC negotiated a settlement of the matter whereby the General Partner agreed to consent to the entry of a final judgement of permanent injunction, without admitting or denying any of the allegations in the complaint enjoining the General Partner from violations of certain provisions of the federal securities law referenced in the preceding paragraph. In addition, the General Partner agreed that it will not employ John Morris or Gregory Stemm as officers and directors of the General Partner or any subsidiaries of the General Partner, use corporate funds to pay for or reimburse any costs incurred by Morris or Stemm for the defense of any civil or administrative action instituted against them by the SEC, or redeem or purchase any stock they own until after the termination of any such action. Finally, the General Partner agreed to withdraw its pending appeal to the SEC of the Initial Decision issued in the stop order proceeding.

SEC STOP ORDER PROCEEDING. On July 30, 1992, the SEC issued an order directing the staff of the Division of Enforcement (the "Division") to conduct an examination pursuant to Section 8(e) of the Securities Act of 1933 (the "Act") to determine whether a stop order should be issued relating to a registration statement which the General Partner had filed during March 1992 and which had become effective by the passage of time on August 1, 1992. Under

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - SEC INVESTIGATION OF GENERAL PARTNER (continued)

Section 8(d) of the Act, a stop order proceeding was instituted against the General Partner by order of the SEC dated January 12, 1993. A hearing was held before an SEC Administrative Law Judge during late January and early February 1993.

On May 26, 1993, the Administrative Law Judge issued his Initial Decision. The Judge concluded that the registration statement filed by the General Partner was materially false and misleading and that the General Partner failed to cooperate with the examination conducted by the Division's staff.
A stop order was issued suspending the effectiveness of the General Partner's registration statement.

The primary focus of the proceeding was the value of the shipwreck artifacts owned by the General Partner and the partnership. The Judge found that the General Partner had overstated the value of the artifacts on its balance sheet and in other financial information provided in its registration statement.
The Judge concluded that the total net realizable value of all the artifacts owned by the General Partner and Partnerships was $1,356,361 of which amount $285,413 was attributed to the General Partner artifacts and $1,070,948 was attributed to the Partnership's artifacts. As a result of this decision, and in order to present the financial statements in accordance with generally accepted accounting principles, the General Partner and the Partnership restated their December 31, 1990 and 1991 financial statements.

The findings of the Administrative law Judge could possibly be used by private litigants in civil suits against the General Partner to prove that the Company misstated material facts in certain periodic reports it filed with the SEC.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - LICENSING AND MARKETING AGREEMENT

On October 13, 1993 the Partnership entered into a Master Licensing and Marketing Agreement with Buckeye Communications, Inc. ("Buckeye"). Under the Agreement, Buckeye will develop an integrated marketing strategy to market, sell and distribute the artifacts recovered by the Partnership. Buckeye has the exclusive worldwide right to market and sell the artifacts and any additional products that are developed by Buckeye and the General Partner related to either the artifacts (i.e., artifact replicas), the General Partner's video library and its archives, through a variety of distribution channels.

Buckeye has agreed to fund all development and marketing costs including product development cost, media cost, test marketing cost, talent and consulting costs, fulfillment costs, fees and commissions and any other costs directly related to the selected products. The Partnership will receive royalty payments on the sale of the products. The Agreements are for and initial term five (5) years (the "Initial Term") subject to Buckeye's right to extend the Initial Term for one additional five (5) year term if certain required minimum payments are made to the General Partner, the Partnership, and other limited partnerships where the General Partner also serves as general partner.

SEAHAWK I, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Partnership as a going concern. However, the Partnership has sustained substantial operating losses during its operation and has used substantial amounts of working capital in its operation. The Partnership incurred a net loss of $83,904 in 1994, has incurred substantial net losses for each of the past four years and has a partners' deficit of $308,557. In addition, the Partnership has negative cash flows from its operating activities. These factors raise substantial doubt about the Partnership's ability to continue as a going concern.

In addition, the SEC investigation of the General Partner has inhibited the raising of capital in the public market as well as from obtaining financing from private sources; and, the audited financial statements of the General Partner indicate substantial doubt exists as to the continuance of its future operations.

In order for the General Partner to remain in business during the next twelve months it is necessary for the General Partner to either generate revenues or raise additional financing. The General Partner, acting in its capacity as general partner for the Partnership, is attempting to sell the artifacts owned by Seahawk I, Ltd., replicas and merchandise based on the artifacts.

If Seahawk I is able to conduct a sale of the artifacts, management believes that the sale should yield at least enough for the General Partners to recover most of its accounts and notes receivable. However, the final resolution and recoverability of actual amounts is dependent upon future events, the outcome of which are not fully determined at the present time. Accordingly, no provision for any additional losses that may result has been made in the financial statements.

The financial statements do not include any adjustments that might be necessary if the Partnership is unable to continue as a going concern.

Report of Independent Certified Public Accountants

To the Partners of
Seahawk II, Ltd.
Tampa, Florida

We have audited the accompanying balance sheet of Seahawk II, Ltd. (a Florida limited partnership in the development stage) as of December 31, 1994 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1994 and 1993. We did not audit the financial statements of Seahawk II, Ltd. from the period May 16, 1989 (inception) to December 31, 1991. Those statements were audited by other auditors whose report dated February 11, 1992 (except for Note 5 as to which the date is June 14, 1993) expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seahawk II, Ltd. (a Florida limited partnership in the development stage) as of December 31, 1994 and the results of its operations, changes in partners' capital and its cash flows for the years ended December 31, 1994 and 1993 and the cumulative amounts since its inception, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As shown in the financial statements, the Partnership incurred a net loss of $6,734 for 1994 and has a partners' deficit of $15,202. In addition, the Partnership has no cash flow from its operating activities. These factors, in addition to other factors as discussed in Note 7, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount sand classification of labilities that might be necessary in the event the Partnership cannot continue in operation.

/S/ Guinta, Ferlita & Walsk, P.C.
Giunta, Ferlita & Walsh, P.A.
Tampa, Florida
May 12, 1995

Report of Independent Certified Public Accounts

To the Partners of
Seahawk II, Ltd.
Tampa, Florida

We have audited the statements of operations, partners' capital and cash flows of Seahawk II, Ltd. (a Florida limited partnership in the development stage) for the period from May 16, 1989 (inception) to December 31, 1991, which reflected cumulative expenses of $1,346,238 and partners' capital of $25,012. These financial statements are the responsibility of the Partnership's
management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, partners' capital and cash flows referred to above present fairly, in all material respects, the operations, changes in partners' capital and its cash flows of Seahawk II, Ltd. (a
Florida limited partnership in the development stage) for the period May 16, 1989 (inception) to December 31, 1991 as reflected in the cumulative total columns in conformity with generally accepted accounting principles.

/S/ Baumann & Company, P.A.
BAUMANN & COMPANY, P.A.
Tampa, Florida
February 11, 1992
(except for Note 5 as to which the
date is June 14, 1993)

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
DECEMBER 31, 1994

      ASSETS
CURRENT ASSETS                                                    (in dollars)
Cash                                                                        52

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
  Accounts Payable
    Affiliate                                                           14,237
    Other                                                                1,017
                                                                        15,254
PARTNERS'CAPITAL (DEFICIT)
    Capital contributions                                            1,371,250
    Deficit accumulated
     during development stage                                       (1,386,452)

                                                                    (   15,202)

                                                                            52

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS

                                                                  May 16, 1989
                                 Years Ended     December 31,    (Inception)to
                                     1994            1993         Dec. 31,1994

REVENUES                                 -                -                -

OPERATING EXPENSES
  Vessel rental                                                        560,951
  Boat operation                                                        69,839
  Technician fees                                                       43,647
  Consumables and supplies                                              11,184
  Shuttle service                                                        4,138
  Repairs and maintenance                                                1,695
  Communications                                                         1,834
  Equipment rental                                                     317,956
  Research costs                                                       200,000
  Conservation costs                   4,104              -             14,592

                                       4,104              -          1,225,836

GENERAL AND ADMINISTRATIVE EXPENSES
  Accounting fees                      1,580            3,890           29,472
  Administrative fees                  1,050              -             32,973
  Legal and other
   professional fees                     -                227           68,096
  Travel and entertainment               -                -              8,717
  Promotions and printing                -                -              4,401
  License and fees                       -                 55            5,945
  Amortization                           -                -             19,510
  Other                                  -                -              3,090

                                       2,630            4,172          172,204

   Total expenses                      6,734            4,172        1,398,040

(LOSS) FROM OPERATIONS            (    6,734)      (    4,172)      (1,398,040)

OTHER INCOME (EXPENSE)
  Interest income                        -                -             12,976
  Interest expense                       -                -         (    1,388)
                                         -                -             11,588

NET (LOSS)                        (    6,734)      (    4,172)      (1,386,452)

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF PARTNERS' CAPITAL
FOR THE PERIOD FROM MAY 16, 1989 (INCEPTION)
TO DECEMBER 31, 1994

                                                                 Deficit
                                                   Subscrip-     Accumulated
                      Number        Capital        tions         during
                       of           Contri-        Receiv-       Development
                      Units         butions        able          Stage
ISSUANCE OF LIMITED      28          840,100        (420,000)             -
  PARTNERSHIP UNITS

PLACEMENT COSTS                   (   65,100)

NET (LOSS),
 May 16, 1989 to
 December 31, 1989                                                (734,168)

BALANCE,
  December 31, 1989      28          775,000        (420,000)     (734,168)

ISSUANCE OF LIMITED
  PARTNERSHIP UNITS      22          660,000         420,000

PLACEMENT COSTS                     ( 63,750)

NET (LOSS) 1990                                                   (476,568)

BALANCE,
 December 31, 1990       50        1,371,250              -      (1,210,736)

NET (LOSS) 1991                                                  (  135,502)

BALANCE,
 December 31, 1991       50        1,371,250              -      (1,346,238)

NET (LOSS) 1992                                                  (   29,308)

BALANCE,
 December 31, 1992       50        1,371,250              -      (1,375,546)

NET (LOSS) 1993                                                  (    4,172)

BALANCE,
 December 31, 1993       50        1,371,250              -      (1,379,718)

NET (LOSS) 1994                                           -      (    6,734)

BALANCE,
 December 31, 1994       50        1,371,250              -      (1,386,452)

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

                                                                   May 16, 1989
                                 Years Ended     December 31,     (Inception)to
                                     1994             1993         Dec.31, 1994
CASH FLOWS FROM
 OPERATING ACTIVITIES

Net (loss) during
 development stage                (    6,734)       (   4,172)      (1,386,452)
  Adjustments to reconcile net
  loss to net cash used by
    operating activities:
      Amortization                                                      19,510
  Decrease in receivables
 (Increase) in organization costs                                      (19,510)
  Increase in accounts payable
      - affiliates                     6,011            4,500           14,237
  Increase (decrease) in
      accounts payable
      - other                            723        (     328)           1,017
Total adjustments                      6,734            4,172           15,254

Net cash (used)
 by operating activities                 -                -         (1,371,198)

CASH FLOWS FROM FINANCING
 ACTIVITIES

  Proceeds from issuance of
    partnership units                    -                -          1,371,250

  Net cash provided by
   financing activities                  -                -          1,371,250

INCREASE (DECREASE) IN
 CASH AND CASH
  EQUIVALENTS                     (      -  )      (      -  )              52

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                     52               52              -
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                           52               52               52

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

Seahawk II, Ltd. (the "Partnership") was formed May 16, 1989 as a Florida limited partnership. The Partnership consists of several limited partners and a corporate general partner, Seahawk Deep Ocean Technology, Inc. The purpose of the Partnership is to engage in expeditions to locate, identify, and retrieve samples from ship wrecks in waters off the coast of Florida. The Partnership is a development stage enterprise and has not realized any expedition revenue.

The Partnership agreement extends through December 31, 2025, and may be terminated earlier at any time at the election of the General Partner with the consensus of a Majority-In-Interest of the Limited Partners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

As provided in the Partnership Agreement, the Partnership's accounts are maintained on the cash basis of accounting for tax purposes, however, for financial statement purposes they are adjusted to the accrual basis in order to conform with generally accepted accounting principles.

Organizational Costs

Organizational costs, consisting principally of legal and professional service fees, which were incurred during the formation of the Partnership were capitalized and amortized over the initial year of operation.

Research Costs

Research costs, consisting principally of fees paid to a related party for information that will be useful in identifying and locating colonial ship wrecks, were capitalized and amortized over the first two years of operations.

Allocation of Profits and Losses

Net losses of the Partnership will be allocated 99% to the Limited Partnership and 1% to the General Partner until the limited partners' capital accounts have been reduced to zero, therafter, the net losses will be allocated to the general partner. Net income is first allocated to the Limited Partners based on their proportionate ownership interests to the extent of net losses previously allocated to them. Net income is then allocated to the General Partner to the extent of net losses previously allocated. All remaining net income is allocated 1% per unit of limited partnership interest, and the balance to the General Partner.

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Distribution of Cash Flow

Cash available for distribution from Partnership operations represents cash generated from Partnership activities after payment of all expenses of the Partnership and the establishment of any reserves deemed appropriate by the General Partner. Cash available for distribution will be distributed to the extent of the Limited and General Partners' initial cash contributions to the Partnership. Then to the General Partner up to the amount of its credit balance if any. Thereafter, cash available for distributions will be distributed 1% per unit of limited partnership interest, and the balance to the General Partner.

Income Taxes

In accordance with Section 701 of the Internal Revenue Code, the Partnership is not a taxable entity, therefore the results of operations flow through to the partners for tax purposes. The tax returns and the amounts of Partnership income or loss distributed to the partners are subject to examinations by federal and state taxing authorities.

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS

The Partnership has entered into a license agreement with Seahawk Oceanographic Services, Inc. (SOS), a corporation of which its two shareholders are also two major shareholders of the Partnership's General Partner. Under the terms of the agreement, the partnership acquired all rights, title and interest in , and to certain research, data and other information relating to potential ancient and modern shipwreck sites in the waters off the east coast of Florida. In accordance with the agreement, the Partnership has made an initial payment of $50,000. The agreement further specifies that upon confirmation and certification from an independent source that the Partnership has discovered the site of a colonial shipwreck in the research area specified by the agreement, the Partnership will pay SOS a fee of $150,000. One colonial shipwreck has been found and certified, and the Partnership has paid the corresponding fee.

Additionally, if the Partnership discovers any additional colonial shipwrecks in the research area, which are also independently verified, the Partnership will pay SOS an additional fee of $200,000 for each additional colonial shipwreck.

The Partnership leased a research vessel and on-board electronic research, survey and salvage equipment from its General Partner to perform search, identification and salvage equipment activities at a rate which the General Partner established as reasonable from time to time. The leasing arrangement was terminated at the completion of the project. In addition, the Partnership pays an administrative fee and a fee for personnel services to its General Partner. The total amount incurred by the Partnership during 1994 and 1993 was $4,104 and $0, respectively, and cumulative charges during the development stage total $892,812.

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - CONTINGENCIES

Consulting Agreement

The Partnership is contingently liable under a consulting agreement to an unrelated company, for an amount equal to ten (10) percent of the total value of all artifacts and other valuable items recovered, if any, from the sites identified in an agreed research area, after subtraction of any shares taken by any government in whose waters the recovered materials are raised, in exchange for which the Partnership will secure the services of that company's principal employee in connection with the historical and archeological aspects of the Partnership operations. No valuable artifacts or other valuable items have been recovered as of December 31, 1994.

Legal Aspects of International Salvage

The question of legal ramifications with regard to the recovery of shipwrecks raises a number of issues. Salvors, historical interests and individuals claiming ownership based on the payment of insurance claims all have potential claims on goods brought up from the sea floor.

An entity responsible for the salvage of a sunken vessel and its cargo may expect to defend its claim to title against the original owners or their successors-in-interest, against rival salvors, and against governments asserting a historic interset in the shipwreck or cargo. Potential claimants might include the insurers of the shipwreck as in the SS Central America case (Civil Action 87-363-N). Unless the insurers expressly disclaimed title after payment of a claim, and depending on the length of time the ship has remained sunken, the insurers might have a valid claim of title to recovered objects.

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SEC INVESTIGATION OF GENERAL PARTNER

SEC CIVIL ACTION. During August 1994, the SEC filed a civil action against the General Partner and John Morris, Gregory Stemm and Daniel Bagley, three former officers and directors of the General Partner, seeking injunctive relief against the General Partner and injunctive and monetary relief against the former officers and directors. The SEC did not seek any financial penalties or other monetary relief against the General Partner.

The Complaint filed by the SEC alleged that the General Partner violated
Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-a, 13a-13 and 13b2-1 promulgated thereunder. The SEC alleged between April 1989 and July 1991 the General Partnership and Messrs. Morris,Stemm and Bagley disseminated to the public, in the form of television broadcasts, videotapes and press releases, false and misleading material information and failed to disclose certain material information concerning the Dry Tortugas shipwreck discovered and excavated by the General Partner. The SEC alleged that the General Partner materially overstated the value of the artifacts on its balance sheet and in other financial information provided in the registration statement of the General Partner and two amendments thereto filed in 1992 with the SEC and in certain periodic reports of the General Partner filed in 1992 and with the SEC.

The General Partner and the staff of the SEC negotiated a settlement of the matter whereby the General Partner agreed to consent to the entry of a final judgement of permanent injunction, without admitting or denying any of the allegations in the complaint enjoining the General Partner from violations of certain provisions of the federal securities law referenced in the preceding paragraph. In addition, the General Partner agreed that it will not employ John Morris or Gregory Stemm as officers and directors of the General Partner or any subsidiaries of the General Partner, use corporate funds to pay for or reimburse any costs incurred by Morris or Stemm for the defense of any civil or administrative action instituted against them by the SEC, or redeem or purchase any stock they own until after the termination of any such action. Finally, the General Partner agreed to withdraw its pending appeal to the SEC of the Initial Decision issued in the stop order proceeding.

SEC STOP ORDER PROCEEDING. On July 30, 1992, the SEC issued an order directing the staff of the Division of Enforcement (the "Division") to conduct an examination pursuant to Section 8(e) of the Securities Act of 1933 (the "Act") to determine whether a stop order should be issued relating to a registration statement which the General Partner had filed during March 1992 and which had become effective by the passage of time on August 1, 1992. Under Section 8(d) of the Act, a stop order proceeding was instituted against

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SEC INVESTIGATION OF GENERAL PARTNER (continued)

the General Partner by order of the SEC dated January 12, 1993. A hearing was held before an SEC Administrative Law Judge during late January and early February 1993.

On May 26, 1993, the Administrative Law Judge issued his Initial Decision. The Judge concluded that the registration statement filed by the General Partner was materially false and misleading and that the General Partner failed to cooperate with the examination conducted by the Division's staff.
A stop order was issued suspending the effectiveness of the General Partner's registration statement.

The primary focus of the proceeding was the value of the shipwreck artifacts owned by the General Partner and an affiliated partnership, Seahawk I, Ltd. The Judge found that the General Partner had overstated the value of the artifacts on its balance sheet and in other financial information provided in its registration statement. The Judge concluded that the total net realizable value of all the artifacts owned by the General Partner and Seahawk I was $1,356,361 of which amount $285,413 was attributed to the General Partner artifacts and $1,070,948 was attributed to the Seahawk I artifacts.
As a result of this decision, and in order to present the financial statements in accordance with generally accepted accounting principles, the General Partner and the Seahawk I restated their December 31, 1990 and 1991 financial statements.

The findings of the Administrative law Judge could possibly be used by private litigants in civil suits against the General Partner to prove that the Company misstated material facts in certain periodic reports it filed with the SEC.

SEAHAWK II, LTD.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LICENSING AND MARKETING AGREEMENT

On October 13, 1993 the Partnership entered into a Master Licensing Agreement with Buckeye Communications, Inc. ("Buckeye"). Under the Agreement, Buckeye will develop an integrated marketing strategy to market, sell and distribute the artifacts recovered by the Partnership.

Buckeye has the exclusive worldwide right to market and sell the artifacts and any additional products that are developed by Buckeye and the General Partner related to either the artifacts (i.e., artifact replicas), the General Partner's video library and its archives, through a variety of distribution channels.

Buckeye has agreed to fund all development and marketing costs including product development cost, media cost, test marketing cost, talent and consulting costs, fulfillment costs, fees and commissions and any other costs directly relate to the selected products. The Partnership wil receive royalty payments on the sale of the products. The Agreement is for an initial term of five (5) years (the "Initial Term") subject to Buckeye's right to extend the Initial Term for one additional five (5) year term if certain required minimum payment are made to the General Partner and the Partnerships.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As shown in the financial statements, the Partnership incurred a net loss for 1994 and has an accumulated deficit. In addition, the Partnership has no cash flow from its operating activities. These factors raise substantial doubt about its ability to continue as a going concern.

The Partnership is virtually out of money and the partners have decided they are not willing to invest additional funds to continue further excavation of the wreck site. The General Partner has been unable to obtain additional working capital to work on the Partnership's wreck off Saint Augustine, and in December 1994 asked the partners to vote on terminating the Partnership. The result of the vote was inconclusive and the General Partner may consider asking the partners to vote again on terminating the Partnership.

In addition the SEC investigation of the General Partner inhibited the raising of capital in the public market as well as from obtaining financing from private sources; and, the financial statements of the General Partner indicate that substantial doubt exists as to the continuance of its future operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Partnership cannot continue in operation.

Report of Independent Certified Public Accounts

To the Partners of
Eagle Partners, Ltd.
Tampa, Florida

We have audited the accompanying balance sheet of Eagle Partners, Ltd. (a Florida limited partnership in the development stage) as of December 31, 1994 and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1994 and 1993. We did not audit the financial statements of Eagle Partners, Ltd. from the period from November 12, 1991 (inception) to December 31, 1991. Those statements were audited by other auditors whose report dated February 11, 1992 (except for Note 5 as to which the date is June 14, 1993) expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Partners, Ltd. (a Florida limited partnership in the development stage) as of December 31, 1994, and the results of its operations, changes in partners' capital and its cash flows for the years ended December 31, 1994 and 1993 and in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As shown in the financial statements, the Partnership incurred a net loss of $12,826 for 1994 and has a partners' deficit of $1,021,064. In addition, the Partnership has negative cash flows from its operating activities and has no cash at December 31, 1994. These factors, in addition to other factors as discussed in Note 7, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Partnership cannot continue in operation.

/S/ Giunta, Ferlita & Walsh, P.C.
Giunta, Ferlita & Walsh, P.A.
Tampa, Florida
May 12, 1995

Report of Independent Certified Public Accounts

To the Partners of
Eagle Partners, Ltd
Tampa, Florida

We have audited the statements of operations, partners' capital and cash flows of Eagle Partners, Ltd. (a Florida limited partnership in the development stage) for the period from November 12, 1991 (inception) to December 31, 1991, which reflected cumulative expenses of $267,500 and partners' deficit of $116,877. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, partners' capital and cash flows referred to above present fairly, in all material respects, the operations, changes in partners' capital and cash flows of Eagle Partners, Ltd. (a Florida limited partnership in the development stage) for the period from November 12, 1991 (inception) to December 31, 1991 as reflected in the cumulative total columns in conformity with generally accepted accounting principles.

/S/ Baumann & Company, P.A.
BAUMANN & COMPANY, P.A.
Tampa, Florida
February 11, 1992
(except for Note 5 as to which
the date is June 14, 1993)

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
BALANCE SHEET
DECEMBER 31,  1994

      ASSETS (in dollars)
                                                                   December 31,
                                                                       1994
                                                                   -----------
TOTAL ASSETS                                                               -

      LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES

  Accounts payable - affiliate                                       1,017,890
                   - other                                               3,174
                                                                     1,021,064

PARTNERS' CAPITAL (DEFICIT)

  Capital contributions                                                150,100
  Deficit accumulated during the
    development stage                                               (1,171,164)

                                                                    (1,021,064)

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

                                                                November 12,1991
                                  Year Ended      December 31,   (Inception) to
                                     1994             1993      December 31, 1994

REVENUE                                  -                -              -

OPERATING EXPENSES
  Vessel rental                          -            362,000        1,107,000
  Aircraft rental                        -                -             24,768
  Other                               10,680              198           18,822
                                      10,680          362,198        1,150,590

GENERAL AND ADMINI-
 STRATIVE EXPENSES                     2,146            4,850           20,225

(LOSS) FROM OPERATIONS            (   12,826)      (  367,048)      (1,170,815)

OTHER INCOME (EXPENSE)
  Interest income                        -                -                525
  Interest expense                       -                -         (      874)
                                         -                -         (      349)

NET (LOSS)                        (   12,826)      (  367,048)      (1,171,164)

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
STATEMENT OF PARTNERS' CAPITAL
FOR THE PERIOD FROM NOVEMBER 12, 1991 (INCEPTION)
TO DECEMBER 31, 1994

                                                                     Deficit
                                                                   Accumulated
                                    Number          Capital           during
                                      of            Contri-        Development
                                     Units          butions           Stage
Issuance of General
  Partner Interest                       -                100              -

Issuance of Limited
  Partner Units                            3          150,000              -

NET (LOSS)
  November 12, 1991 to
   December 31, 1991                     -                -         (  266,977)

BALANCE,
  December 31, 1991                        3          150,100       (  266,977)

NET (LOSS)                               -                -         (  524,313)

BALANCE,
  December 31, 1992                        3          150,100       (  791,290)

NET (LOSS)                               -                -         (  367,048)

BALANCE
  December 31, 1993                        3       (  150,100)      (1,158,338)

NET (LOSS)                               -                -         (   12,826)

BALANCE
  December 31, 1994                        3       (  150,100)      (1,171,164)

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

CASH FLOW FROM OPERATING ACTIVITIES
                                                                 November 12, 1991
                                  Year Ended      December 31,    (Inception) to
                                     1994             1993       December 31,1994
Net (loss)                        (   12,826)      (  367,048)      (1,171,164)

Adjustments to reconcile
 net loss to net cash
 used by operating
 activities:
    Decrease
     in other
     receivables                                                        25,000
    Increase in accounts
     payable                          12,826          367,048        1,021,064
      Total adjustments               12,826          367,048        1,046,064

    Net cash (used) by
     operating activities                -                -         (  125,100)

CASH FLOWS FROM FINANCING
  ACTIVITIES

  Proceeds from issuance
   of partnership units                  -                -            125,100

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                   -                -                -

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                     -                -                -

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                           -                -                -

SIGNIFICANT NON-CASH
 TRANSACTION:

   Issuance of partnership
    units for note receivable            -                -             25,000

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

Eagle Partners, Ltd. (the "Partnership") was formed November 12, 1991 as a Florida limited partnership. The Partnership consists of several limited partners and a corporate general partner, Seahawk Deep Ocean Technology, Inc. The purpose of the Partnership is to engage in expeditions to locate, identify, recover and market the cargo of a shipwreck believed to have sunk off the east coast of the United States. The Partnership is a development stage enterprise and has not realized any expedition revenue.

The Partnership agreement extends through December 31, 1996, and may be terminated earlier at any time at the election of the General Partner with the consent of a Majority-In-Interest of the Limited Partners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

As provided in the Partnership Agreement, the Partnership's accounts are maintained on the cash basis of accounting for tax purposes, however, for financial statement purposes they are adjusted to the accrual basis in order to conform with generally accepted accounting principles.

Income Taxes

In accordance with Section 701 of the Internal Revenue Code, the Partnership is not a taxable entity, therefore the results of operations flow through to the partners for tax purposes. The tax returns and the amounts of Partnership income or loss distributed to the partners are subject to examinations by federal and state taxing authorities.

Statement of Cash Flows

Short-term investments which have an original maturity of ninety days or less are considered cash equivalents.

Allocation of Profits and Losses

Net losses of the Partnership will be allocated 99% to the Limited Partners and 1% to the General Partner until the limited partners' capital accounts have been reduced to zero. All allocations of net losses thereafter are made solely to the General Partner. Net income is first allocated to the Limited Partners based on their proportionate ownership interests to the extent of net losses previously allocated to them. Net income is then allocated to the

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

General Partner to the extent of net losses previously allocated. All remaining net income is allocated on a per unit of limited partnership interest as follows:

      Each $50,000 unit will receive 5% of the first $1 million of income allocated, 4% of the second $1 million allocated, 3% of the third $1 million allocated, 2% of the fourth $1 million allocated, 1% of anything over $4 million allocated and the balance to the General Partner.

Distribution of Cash Flow

Cash available for distribution from Partnership operations represents cash generated from Partnership activities after payment of all expenses of the Partnership and the establishment of any reserves deemed appropriate by the General Partner. Cash available for distribution will be distributed to the extent of the Limited and General Partners' initial cash contributions to the Partnership. Thereafter, cash available for distributions will be distributed as follows:

      Each $50,000 unit will receive 5% of the first $1 million distributed, 4% of the second $1 million distributed, 3% of the third $1 million distributed, 2% of the fourth $1 million distributed and 1% of anything over $4 million distributed. The General Partner will receive the balance of any distribution.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Partnership leases a research vessel and on-board electronic research, survey and salvage equipment from its General Partner to perform search, identification and salvage activities at a rate which the General Partner establishes as reasonable from time to time. Unless sooner terminated, the leasing arrangement will extend through completion of the project. The total amount incurred by the Partnership in 1994, 1993 and cumulative during the development stage are none, $362,000 and $1,107,000 respectively, of which $1,017,890 is in accounts payable at December 31, 1994.

In June 1992, the General Partner received loans of $200,000 from unrelated parties and $50,000 from a related party. The lenders will receive (in addition to other considerations) an aggregate of 6.25% of the General Partners' share of the net profit, if any, from the sale of any recovered cargo by the Partnership.

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - CONTINGENCIES

Joint Venture Agreement

The Partnership is operating under a joint venture agreement with a researcher who has provided the research and data for a 19th Century shipwreck off the east coast of the United States. According to the researcher, the vessel was believed to have a valuable cargo of gold coins on board at the time of the sinking, although there is no assurance that the researcher is correct or that the shipwreck will be located.

Pursuant to the terms of the joint venture agreement, the researcher was to receive twenty percent (20%) of any items recovered from the ship provided that it is located in the designated search area in return for his research and data. The Partnership was responsible for conducting the search and recovery of the shipwreck and if successful, for marketing any cargo which is recovered. The partnership was to receive eighty percent (80%) of any recovery.

The joint venture agreement required the partnership to dedicate the vessel R.V. Seahawk (or a similar vessel with similar equipment) to work on this project at least 120 days during 1992, and each year thereafter, beginning not later than May 30 of each year. The joint venture agreement was amended in June 1994. The amended agreement required the partnership to work on the project for at least 60 days during 1994. The partnership did not meet this schedule and was in default on this agreement. In such an event, the agreement provided that all rights to conduct search and/or salvage efforts relative to this wreck would revert to the researcher. The General Partner has negotiated an extension to the joint venture agreement under which the Researcher's share of any successful recovery was reduced to ten per cent (10%) and the requirement for the partnership to work on the project was reduced to 60 days during 1995. In return the Company has agreed to issue the Researcher 40,000 shares of its Common Stock. The Company will attempt to raise additional financing for this project but there is no assurance that it will be able to do so.

Legal Aspects of International Salvage

The question of legal ramifications with regard to the recovery of shipwrecks raises a number of issues. Salvors historical interests and individuals claiming ownership based on the payment of insurance claims all have potential claims on goods brought up from the sea floor.

An entity responsible for the salvage of a sunken vessel and its cargo may expect to defend its claim to title against the original owners or their successors -in -interest, against rival salvers, and against governments asserting a historic interest in the shipwreck or cargo.

Potential claimants might include the insurers of the shipwreck as in the SS Central America case (Civil Action 87-363-N). Unless the insurers expressly disclaimed title after payment of a claim, and depending on the length of time the ship has remained sunken, the insurers might have a valid claim of title to recovered objects.

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SEC INVESTIGATION OF GENERAL PARTNER

SEC Civil Action. During August 1994, the SEC filed a civil action against the General Partner and John Morris, Gregory Stemm and Daniel Bagley, three former officers and directors of the General Partner, seeking injunctive relief against the General Partner and injunctive and monetary relief against the former officers and directors. The SEC did not seek any financial penalties or other monetary relief against the General Partner.

The Complaint filed by the SEC alleged that the General Partner violated
Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a) and 13(b) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-a, 13a-13 and 13b2-1 promulgated thereunder. The SEC alleged between April 1989 and July 1991 the General Partnership and Messrs. Morris,Stemm and Bagley disseminated to the public, in the form of television broadcasts, videotapes and press releases, false and misleading material information and failed to disclose certain material information concerning the Dry Tortugas shipwreck discovered and excavated by the General Partner. The SEC alleged that the General Partner materially overstated the value of the artifacts on its balance sheet and in other financial information provided in the registration statement of the General Partner and two amendments thereto filed in 1992 with the SEC and in certain periodic reports of the General Partner filed in 1992 and with the SEC.

The General Partner and the staff of the SEC negotiated a settlement of the matter whereby the General Partner agreed to consent to the entry of a final judgement of permanent injunction, without admitting or denying any of the allegations in the complaint enjoining the General Partner from violations of certain provisions of the federal securities law referenced in the preceding paragraph. In addition, the General Partner agreed that it will not employ John Morris or Gregory Stemm as officers and directors of the General Partner or any subsidiaries of the General Partner, use corporate funds to pay for or reimburse any costs incurred by Morris or Stemm for the defense of any civil or administrative action instituted against them by the SEC, or redeem or purchase any stock they own until after the termination of any such action. Finally, the General Partner agreed to withdraw its pending appeal to the SEC of the Initial Decision issued in the stop order proceeding.

SEC Stop Order Proceeding. On July 30, 1992, the SEC issued an order directing the staff of the Division of Enforcement (the "Division") to conduct an examination pursuant to Section 8(e) of the Securities Act of 1933 (the "Act") to determine whether a stop order should be issued relating to a registration statement which the General Partner had filed during March 1992 and which had become effective by the passage of time on August 1, 1992.
Under Section 8(d) of the Act, a stop order proceeding was instituted against the General Partner by order of the SEC dated January 12, 1993. A hearing was held before an SEC Administrative Law Judge during late January and early February 1993.

EAGLE PARTNERS, LTD.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - SEC INVESTIGATION OF GENERAL PARTNER (continued)

On May 26, 1993, the Administrative Law Judge issued his Initial Decision. The Judge concluded that the registration statement filed by the General Partner was materially false and misleading and that the General Partner failed to cooperate with the examination conducted by the Division's staff.
A stop order was issued suspending the effectiveness of the General Partner's registration statement.

The primary focus of the proceeding was the value of the shipwreck artifacts owned by the General Partner and an affiliated partnership, Seahawk I, Ltd. The Judge found that the General Partner had overstated the value of the artifacts on its balance sheet and in other financial information provided in its registration statement. The Judge concluded that the total net realizable value of all the artifacts owned by the General Partner and Seahawk I was $1,356,361 of which amount $285,413 was attributed to the General Partner artifacts and $1,070,948 was attributed to the Seahawk I artifacts. As a result of this decision, and in order to present the financial statements in accordance with generally accepted accounting principles, the General Partner and the Seahawk I restated their December 31, 1990 and 1991 financial statements.

The findings of the Administrative law Judge could possibly be used by private litigants in civil suits against the General Partner to prove that the Company misstated material facts in certain periodic reports it filed with the SEC.

NOTE 6 - LICENSING AND MARKETING AGREEMENT

On October 13, 1993 the Partnership entered into a Master Licensing and marketing Agreement with Buckeye Communications, Inc. ("Buckeye"). Under the Agreement, Buckeye will develop an integrated marketing strategy to market, sell and distribute the artifacts recovered by the Partnership.

Buckeye has the exclusive worldwide right to market and sell the artifacts and any additional products that are developed by Buckeye and the General Partner related to either the artifacts (i.e., artifact replicas), the General Partner's video library and its archives, through a variety of distribution channels.

Buckeye has agreed to fund all development and marketing costs including product development costs, media cost, test marketing cost, talent and consulting costs, fulfillment costs, fees and commissions and any other costs directly related to the selected products. The Partnership will receive royalty payments on the sale of the products. The Agreement is for an initial term of five (5) years (the "Initial Term") subject to Buckeye's right to extend the Initial Term for one additional five (5) year term if certain required minimum payment are made to the General Partner and the Partnerships.

      EAGLE PARTNERS, LTD.
      (A Development Stage Enterprise)
      NOTES TO FINANCIAL STATEMENTS

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As shown in the financial statements, the Partnership incurred a net loss for 1994 and has a Partners' Deficit. In addition, the Partnership has negative cash flows from its operating activities and had no cash at December 31, 1994. These factors raise substantial doubt about its ability to continue as a going concern.

In view of these matters, substantial doubt exists as to the continuance of future Partnership operations. The Partnership is virtually out of money and the partners are seeking to raise additional funds possibly through the sale of additional partnership units or through joint venture arrangements.

In addition, the SEC investigation of the General Partner inhibited the raising of capital in the public market as well as from obtaining financing from private sources; and, the audited financial statements of the General Partner indicates that substantial doubt exists as to the continuance of its future operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Partnership cannot continue in operation.